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TABLE OF CONTENTS Prospectus Supplement

Prospectus Supplement to Prospectus dated October 13, 2005

$1,701,647,000

SLM Private Credit Student Loan Trust 2005-B

Issuer

SLM Education Credit Funding LLC

Depositor

Sallie Mae, Inc.

Servicer and Administrator

Floating Rate Student Loan-Backed Notes

  On October 27, 2005, the trust will issue:

Class A Notes
	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes
Principal	$476,000,000	$593,000,000	$100,000,000	$400,109,000	$55,581,000	$76,957,000
Interest Rate	3-month LIBOR plus 0.04%	3-month LIBOR plus 0.18%	3-month LIBOR plus 0.27%	3-month LIBOR plus 0.33%	3-month LIBOR plus 0.40%	3-month LIBOR plus 0.70%
Maturity	December 16, 2019	March 15, 2023	December 15, 2023	June 15, 2039	June 15, 2039	June 15, 2039

  The trust will make payments quarterly, beginning on December 15, 2005, primarily from collections on a pool of private credit student loans. Private credit student loans are education loans to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program or any other federal student loan program.

  Credit enhancement will include overcollateralization, cash on deposit in a reserve account and, for the class A notes, the subordination of the class B and class C notes and, for the class B notes, the subordination of the class C notes, as described in this prospectus supplement. The trust will also enter into two basis swaps and will make a deposit into a cash capitalization account, which will be available for a limited period of time.

  We are offering the notes through the underwriters at the prices shown below, when and if issued. An application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange's Euro MTF Market.

  You should consider carefully the risk factors beginning on page S-20 of this supplement and on page 19 of the prospectus.

  The notes are asset-backed securities issued by a trust. They are not obligations of SLM Corporation, the depositor, any seller of loans to the depositor, the administrator, the servicer or any of their affiliates.

  The notes are not guaranteed or insured by the United States or any governmental agency.

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	100.0%	0.200%	99.800%
Per Class A-2 Note	100.0%	0.260%	99.740%
Per Class A-3 Note	100.0%	0.310%	99.690%
Per Class A-4 Note	100.0%	0.340%	99.660%
Per Class B Note	100.0%	0.350%	99.650%
Per Class C Note	100.0%	0.450%	99.550%

We expect the proceeds to the depositor to be $1,696,941,989 before deducting expenses payable by the depositor estimated to be $1,313,590 and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

Joint Book-Runners

Credit Suisse First Boston

Lehman Brothers

Merrill Lynch & Co.

October 20, 2005

TABLE OF CONTENTS
Prospectus Supplement

Page
The Information in this Prospectus Supplement and the Accompanying Prospectus		S-4
Summary of Terms		S-5
•	Issuer	S-5
•	The Securities	S-5
•	Dates	S-5
•	Information about the Notes	S-6
•	Information about the Certificates	S-8
•	Indenture Trustee and Paying Agent	S-8
•	Trustee	S-9
•	Luxembourg Paying Agent	S-9
•	Administrator	S-9
•	Information about the Trust	S-9
	Formation of the Trust	S-9
	Its Assets	S-9
•	Administration of the Trust	S-12
	Distributions	S-12
	Transfer of the Assets to the Trust	S-14
	Servicing of the Assets	S-14
	Compensation of the Servicer	S-14
•	Termination of the Trust	S-15
	Optional Purchase of the Trust Assets	S-15
	Auction of the Trust Assets	S-16
•	Swap Agreements	S-17
•	Tax Considerations	S-17
•	ERISA Considerations	S-18
•	Rating of the Notes	S-18
•	Listing Information	S-19
•	Risk Factors	S-19
•	Identification Numbers	S-19
Risk Factors		S-20
•	Sequential Payment of the Class A, Class B and Class C Notes and Subordination of the Class B and Class C Notes Results in a Greater Risk of Loss For Some Holders	S-20
•	The Trust Will Not Have the Benefit of Any Guarantees or Insurance on the Trust Student Loans	S-21
•	Your Notes Will Have Basis Risk and the Swap Agreements Do Not Eliminate All of This Basis Risk	S-22
•	Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	S-23
•	The Occurrence of an Event of Default Under the Indenture May Delay Payments on the Class B Notes and the Class C Notes	S-23
•	Subordinated Noteholders May Not Be Able to Direct the Indenture Trustee Upon an Event of Default Under the Indenture	S-23
•	Risk of Bankruptcy Discharge of Private Credit Student Loans	S-24
•	Certain Actions Can Be Taken Without Noteholder Approval	S-24
Defined Terms		S-25
Formation of the Trust		S-25
	The Trust	S-25
	Capitalization of the Trust	S-26
	Trustee	S-26
Management's Discussion and Analysis of Financial Condition and Results of Operations		S-27
	Sources of Capital and Liquidity	S-27
	Results of Operations	S-27
Managed Private Credit Student Loans		S-27
Recent Events		S-30
Use of Proceeds		S-30
The Trust Student Loan Pool		S-30
	Characteristics of the Trust Student Loan Pool	S-31
	No Insurance of Student Loans	S-32
	Cure Period for Trust Student Loans	S-32
Description of the Notes		S-33
	General	S-33
	Interest	S-33
	Determination of LIBOR	S-34
	Notice of Interest Rates	S-35
	Accounts	S-35
	Distributions	S-35
	Principal Distributions	S-37
	Priority of Payments Following Certain Events of Default Under the Indenture	S-39
	Voting Rights and Remedies	S-39
	Cash Capitalization Account	S-40
	Credit Enhancement	S-41
	Administration Fee	S-43
	Servicing Compensation	S-43
	Swap Agreements	S-44
U.S. Federal Income Tax Consequences		S-48
ERISA Considerations		S-49
Reports to Securityholders		S-50
Underwriting		S-51
Listing Information		S-54
Ratings of the Securities		S-56
Legal Matters		S-56
Glossary for Prospectus Supplement		S-57
Annex A: Characteristics of the Trust Student Loan Pool		A-1

Prospectus

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

        We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

  •
  the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes, and;

  •
  this prospectus supplement, which describes the specific terms of the notes being offered.

        For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Table of Contents on pages S-2 and S-3 provide the pages on which you can find these captions.

        The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

        An application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange's Euro MTF Market. We cannot assure you that the application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, to determine their status.

SUMMARY OF TERMS

        This summary highlights selected information about the notes. It does not contain all of the information you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus. You should read the full description of the information appearing elsewhere in this document and in the prospectus to understand all of the terms of the offering of the notes.

ISSUER

SLM Private Credit Student Loan Trust 2005-B.

THE SECURITIES

The trust is issuing the following securities:

The Notes:

The trust will issue and offer the following classes of notes:

  •
  Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $476,000,000;
  •
  Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $593,000,000;
  •
  Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $100,000,000;
  •
  Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $400,109,000;
  •
  Floating Rate Class B Student Loan-Backed Notes in the amount of $55,581,000; and
  •
  Floating Rate Class C Student Loan-Backed Notes in the amount of $76,957,000.

The Certificates:

The trust will also issue certificates. They are not being offered under this prospectus supplement. We describe them because they are relevant to understanding the notes.

The notes and certificates will receive payments primarily from collections on a pool of trust student loans.

DATES

The closing date for this offering will be October 27, 2005.

The information about the trust student loans in this prospectus supplement is calculated as of September 26, 2005. We refer to this date as the statistical cutoff date.

The trust will be entitled to receive all collections and proceeds on the trust student loans on or after the closing date.

A distribution date for the notes is the 15th of each March, June, September and December, beginning in December 2005. If any March 15, June 15, September 15 or December 15 is not a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

INFORMATION ABOUT THE NOTES

The notes are debt obligations of the trust.

Interest will accrue generally on the principal balance of the notes during three-month accrual periods and will be paid on each distribution date.

Each accrual period begins on a distribution date and ends on the day before the next distribution date. The first accrual period, however, will begin on the closing date and end on December 14, 2005, the day before the first distribution date.

Interest Rates.     Except for the first accrual period, each class of notes will bear interest at a rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-1	plus 0.04%
Class A-2	plus 0.18%
Class A-3	plus 0.27%
Class A-4	plus 0.33%
Class B	plus 0.40%
Class C	plus 0.70%

LIBOR for the first accrual period will be determined by the following formula:

  x + [17/29 * (y-x)]

where:

  x = one-month LIBOR, and

  y = two-month LIBOR.

The administrator will determine LIBOR on the second business day before the start of the applicable accrual period. The administrator will calculate interest based on the actual number of days elapsed in each accrual period divided by 360.

Interest Payments.     Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

Principal Payments.     Principal will be payable to the notes on each distribution date in an amount generally equal to the principal distribution amount for that distribution date.

Unless the principal balances of the class A-1, class A-2, class A-3 and class A-4 notes have been reduced to zero, the class B and class C notes will not be entitled to any payments of principal until the December 2010 distribution date, or during any period thereafter in which cumulative realized losses on the trust student loans exceed specified levels. During these periods, in general, principal will be paid to the class A-1, class A-2, class A-3 and class A-4 notes, in that order, until each of their respective principal balances is reduced to zero.

In general, on and after the December 2010 distribution date and so long as cumulative realized losses on the trust student loans do not exceed specified levels, principal on the notes will be paid sequentially on each distribution date:

  •
  first, to the class A-1, class A-2, class A-3 and class A-4 notes, in that order, until their collective share of the principal distribution amount is paid in full;

  •
  second, to the class B notes until their share of the principal distribution amount is paid in full; and

  •
  third, to the class C notes until their share of the principal distribution amount is paid in full.

On each distribution date described in the preceding paragraph, the class A, class B and class C notes generally will be allocated a share of the principal distribution amount sufficient to cause the principal balances of the class A, class B and class C notes, as applicable, to equal specified percentages of the asset balance. See "Description of the Notes—Distributions" and "—Principal Distributions" in this prospectus supplement for a more detailed description of principal payments.

Maturity Dates.     Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity
Class A-1	December 16, 2019
Class A-2	March 15, 2023
Class A-3	December 15, 2023
Class A-4	June 15, 2039
Class B	June 15, 2039
Class C	June 15, 2039

The actual maturity of any class of notes could occur earlier if, for example:

  •
  there are prepayments on the trust student loans;

  •
  the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

  •
  the indenture trustee auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance).

Denominations.     The notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System. You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes.     The notes will be secured by the assets of the trust, primarily the trust student loans.

Subordination of the Class B and Class C Notes.

  •
  Payments of interest on the class B notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, to payments of principal on the class A notes.

  •
  Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes.

  •
  Payments of interest on the class C notes will be

    subordinate to the payment of interest and, to the extent described in this prospectus supplement, to payments of principal on the class A and class B notes.

  •
  Payments of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A and class B notes.

See "Description of the Notes—Credit Enhancement—Subordination" and "—Priority of the Notes" in this prospectus supplement.

Overcollateralization.     On the closing date, the asset balance of the trust (which does not give effect to the reserve account described below but includes the amount deposited into the cash capitalization account on the closing date) will be approximately 100.50% of the aggregate balance of the notes. Overcollateralization is intended to provide credit enhancement for the notes. The amount of over-collateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest and fees and the incurrence of losses on the trust student loans. In general, overcollateralization will not exceed the specified overcollateralization amount. See "Description of the Notes—Credit Enhancement—Overcollateralization" in this prospectus supplement.

INFORMATION ABOUT THE CERTIFICATES

The certificates are not being offered by this prospectus supplement. Any description of the certificates in this prospectus supplement is for informational purposes only.

The certificates represent ownership interests in the trust. The certificates will not bear interest and will not have a principal balance.

Distributions on the Certificates.     In general, distributions on the certificates will be made only after all of the notes have received all amounts due on a distribution date. See "Description of the Notes—Distributions" and "—Principal Distributions" in this prospectus supplement.

Subordination of the Certificates.     Distributions on the certificates will be subordinate to the payment of both interest and principal on the notes and all other amounts payable by the trust on a distribution date. See "Description of the Notes—Distributions" and "—Credit Enhancement" in this prospectus supplement.

INDENTURE TRUSTEE AND PAYING AGENT

The trust will issue the notes under an indenture to be dated as of October 1, 2005.

Under the indenture, JPMorgan Chase Bank, National Association will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

TRUSTEE

Chase Bank USA, National Association will be the initial trustee under the trust agreement.

LUXEMBOURG PAYING AGENT

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause a paying agent to be appointed. Initially, Deutsche Bank Luxembourg SA will act as the Luxembourg paying agent with respect to the notes listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange's Euro MTF Market.

ADMINISTRATOR

Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement dated as of the closing date. Sallie Mae, Inc. is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation. Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate. See "Servicing and Administration—Administration Agreement" in the prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust is a Delaware statutory trust created under a trust agreement dated as of June 9, 2005.

The only activities of the trust will be acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the securities, entering into the swap agreements described below and other related activities. See "Formation of the Trust—The Trust" in this prospectus supplement.

The depositor is SLM Education Credit Funding LLC, a Delaware limited liability company, which is a wholly owned subsidiary of SLM Education Credit Finance Corporation. On the closing date, the depositor will acquire the trust student loans from SLM Education Credit Finance Corporation and VG Funding, LLC under separate purchase agreements and will immediately sell them to the trust under a sale agreement. We sometimes refer to VG Funding, LLC as VG Funding. The sale agreement and the purchase agreements will each be dated as of the closing date.

Its Assets

The assets of the trust will include:

  •
  the trust student loans; the trust student loans consist of private credit student loans, which are education loans made to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program, also known as FFELP, or under any other federal or private student loan program;

  •
  collections and other payments on the trust student loans;

  •
  funds it will hold in its trust accounts, including a collection account, a cash capitalization account and a reserve account; and

  •
  its rights under the swap agreements described under "—Swap Agreements" below.

The rest of this section describes the trust student loans and trust accounts more fully.

  •
  Trust Student Loans. All of the trust student loans are private credit student loans made to students and parents of students that are not guaranteed or reinsured under FFELP, any other federal student loan program or any other guarantees or insurance policies. The loan programs under which these education loans were made and underwritten are the Signature Student Loan Program, the LAWLOANS Program, the MBA Loans Program and the MEDLOANS Program. They are summarized in Appendices B, C, D and E to the prospectus.

    The trust student loans had an initial pool balance of approximately $1,500,154,963, as of the statistical cutoff date.

    As of the statistical cutoff date, the weighted average annual interest rate of the trust student loans was approximately 7.90% and their weighted average remaining term to scheduled maturity was approximately 200 months.

    VG Funding and SLM Education Credit Finance Corporation acquired the trust student loans in the ordinary course of their business, either directly from commercial banks that originated the loans or from an affiliate.

    The trust student loans have been selected from the private credit student loans owned by VG Funding and SLM Education Credit Finance Corporation or one of their affiliates based on the criteria established by the depositor. The criteria are described in this prospectus supplement under "The Trust Student Loan Pool."

  •
  Collection Account. The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account. The deposit will be in cash or eligible investments equal to approximately $1,060,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date. The administrator will deposit collections on the trust student loans and any payments received from the swap counterparty described below into the collection account as described in this prospectus supplement and the prospectus.

  •
  Cash Capitalization Account. The administrator will establish and maintain the cash capitalization account as an asset of the trust in the name of the indenture trustee. On the closing date, the trust will make an initial deposit from the net proceeds from the sale of the notes into the cash capitalization account. The deposit will be in cash or eligible investments equal to $210,000,000.

    Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the cash capitalization account to cover shortfalls, if any, in payments described in the 1st through 9th items in the chart on page S-13 of this prospectus supplement. Funds in the cash capitalization account will not be replenished. To the extent funds are available in the cash capitalization account, they will be drawn prior to drawing on the reserve account as described below.

    Part of the funds in the cash capitalization account may be released to the collection account starting on the September 2007 distribution date if certain conditions are met, as described under "Description of the Notes—Cash Capitalization Account" in this prospectus supplement.

    All remaining funds in the cash capitalization account on the March 2010 distribution date will be deposited into the collection account and distributed as part of available funds.

    The cash capitalization account enhances the likelihood of timely interest payments and certain principal payments to noteholders through the March 2010 distribution date. Because it will not be replenished, in some circumstances the cash capitalization account could be depleted before that date. This depletion could result in shortfalls in interest and certain principal distributions to noteholders.

    See "Description of the Notes—Cash Capitalization Account" in this prospectus supplement.

  •
  Reserve Account. The administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account. The initial deposit will be in cash or eligible investments equal to $3,750,387.

    Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. The amount required to be on deposit in the reserve account at any time will be equal to $3,750,387. See "Description of the Notes—Distributions" in this prospectus supplement.

    The administrator will instruct the indenture trustee to withdraw funds from the reserve account to cover (a) shortfalls, if any, in the payments described in the 1st through 4th, 6th and 8th items in the chart on page S-13 of this prospectus supplement, to the extent such shortfalls are not covered by amounts on deposit in the cash capitalization account or in the collection account, and (b) the 5th, 7th and 9th items in the chart on page S-13 of this prospectus supplement on the respective maturity dates of each class of notes, to cover the unpaid balance of the maturing class of notes to the extent such principal payment is not covered by amounts on deposit in the cash capitalization account or in the collection account.

    The reserve account further enhances the likelihood of payment to the noteholders of interest on and, in some limited circumstances, principal of, the notes. In some circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to you.

    If the market value of the reserve account on any distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal balance on the notes and the interest accrued on the notes, any payments owing to the swap counterparty and any unpaid primary servicing and administration fees, amounts on deposit in the reserve account will be so applied on that distribution date.

See "Description of the Notes—Credit Enhancement—Reserve Account" in this prospectus supplement.

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and, to the extent required, the reserve account and the cash capitalization account. These funds will be applied on each applicable distribution date generally as shown in the chart below, and funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee.

See "Description of the Notes—Distributions" in this prospectus supplement for a more detailed description of distributions.

A collection period is a three-month period ending on the last day of February, May, August or November, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through November 30, 2005.

Amounts deposited in the principal distribution account, as shown on the previous page, will be distributed as described under "Description of the Notes—Principal Distributions" in this prospectus supplement.

Transfer of the Assets to the Trust

Under separate purchase agreements, the depositor will purchase the trust student loans from VG Funding and SLM Education Credit Finance Corporation.

If either VG Funding or SLM Education Credit Finance Corporation breaches a representation regarding a trust student loan under the purchase agreement to which it is a party, generally it will have to cure the breach, repurchase or replace that trust student loan or reimburse the depositor for losses resulting from the breach.

Under a sale agreement, the depositor will sell the trust student loans to the trust.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally it will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, Inc., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans.

The servicer manages and operates the loan servicing functions for the SLM Corporation family of companies. See "Servicing and Administration—Servicing Procedures" and
"—Administration Agreement" in the prospectus. The servicer may enter into subservicing arrangements with respect to some or all of its servicing obligations, but these arrangements will not affect the servicer's obligations to the trust. Under some circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration—Certain Matters Regarding the Servicer" in the prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "Servicing and Administration—Servicer Covenants" in the prospectus.

Compensation of the Servicer

Under the servicing agreement, the servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee paid on any monthly servicing payment date is equal to 1/12th of an amount not to exceed 0.70% of the outstanding principal balance of the trust student loans as of the first day of the preceding calendar month.

The primary servicing fee will be payable in arrears out of amounts on deposit in the collection account, the cash capitalization account and the reserve account on the 15th of each month or, if the 15th of any month is not a business day, the next business day, beginning in November 2005. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds remaining after all payments owing on the notes have been made.

The carryover servicing fee is the sum of:

  •
  the amount of specified increases in the costs incurred by the servicer;

  •
  the amount of specified conversion, transfer and removal fees;

  •
  any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

  •
  interest on any unpaid amounts.

See "Description of the Notes—Distributions" and "—Servicing Compensation" in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

  •
  the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

  •
  the payment of all amounts required to be paid to the holders of the securities.

See "The Student Loan Pools—Termination" in the prospectus.

Optional Purchase of the Trust Assets

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date when the pool balance is 10% or less of the initial pool balance. The servicer's exercise of this purchase option will result in the early retirement of the remaining notes as of that distribution date. The purchase price will equal the amount required to repay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than the prescribed minimum purchase amount described below plus any amount owing to the swap counterparty.

This prescribed minimum purchase amount is the amount that would be sufficient to:

  •
  pay to noteholders the interest payable on the related distribution date; and

  •
  reduce the outstanding principal balance of each class of notes then outstanding on the related distribution date to zero.

See "The Student Loan Pools—Termination" in the prospectus.

Auction of the Trust Assets

The indenture trustee is required to offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance. The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right described above. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM Education Credit Finance Corporation and the servicer, and unrelated third parties may offer bids to purchase the trust student loans on the trust auction date. The depositor or its affiliates may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

  •
  the minimum purchase amount described under "—Optional Purchase of the Trust Assets" above (plus any amounts owed to the servicer as carryover servicing fees); or

  •
  the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the notes or the administrator, to determine if the fair market value of the trust student loans has been offered. See "Transfer and Servicing Agreements" in the prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the waiver of the servicer's option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans, either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, the administrator will direct the indenture trustee to distribute, as accelerated payments of note principal, all amounts that would have otherwise been paid to the holder of the certificates.

SWAP AGREEMENTS

The trust will enter into two basis swaps as of the closing date with The Royal Bank of Scotland plc, as swap counterparty.

Under each basis swap, the swap counterparty will pay to the trust, for each distribution date, an amount based upon LIBOR, determined in the same manner as applies to the notes.

For each distribution date, the trust will pay the swap counterparty from the collection account and, if necessary, the cash capitalization account and the reserve account, prior to interest payments on the class A notes, an amount based upon:

  •
  in the case of the first basis swap, the prime rate for the applicable quarter minus 2.75%; or

  •
  in the case of the second basis swap, the weighted average of the prime rates for each of the three months in the applicable quarter minus 2.77%.

With the exception of the initial collection period, the notional amount for each basis swap will be the aggregate principal balance, as of the last day of the collection period preceding the related accrual period, of the trust student loans bearing interest based upon prime rate and that reset quarterly (in the case of the first basis swap) or monthly (in the case of the second basis swap). The notional amount of the first basis swap initially will be $257,871,979 and the notional amount of the second basis swap initially will be $1,216,254,311. However, at no time shall the combined notional balances of both basis swaps exceed the aggregate balance of the notes outstanding as of the end of the first day of the related accrual period.

The basis swaps are scheduled to terminate on the December 2020 distribution date.

See "Description of the Notes—Swap Agreements" in this prospectus supplement.

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

  •
  Federal tax counsel for the trust is of the opinion that the notes will be characterized as debt for federal income tax purposes.

  •
  Federal tax counsel is also of the opinion that, for U.S. federal income tax purposes, the trust will not be taxable as a corporation.

  •
  In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes. Delaware tax counsel is also of the opinion that holders of the notes who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of the notes or the certificates.

See "U.S. Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if (a) an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the notes will not result in a non-exempt prohibited transaction and (b) such purchase will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See "ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

RATING OF THE NOTES

The notes are required to be rated as follows:

  •
  Class A notes: The highest rating category from at least two of Fitch Ratings, Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

  •
  Class B notes: One of the three highest rating categories from at least two of Fitch, Moody's or S&P.

  •
  Class C notes: One of the four highest rating categories from at least two of Fitch, Moody's or S&P.

See "Ratings of the Securities" in this prospectus supplement.

LISTING INFORMATION

An application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange's Euro MTF Market. We cannot assure you that the listing will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, to determine their status. You can contact the listing agent at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg.

The notes have been accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear.

RISK FACTORS

Some of the factors you should consider before making an investment in these notes are described in this prospectus supplement and in the prospectus under "Risk Factors."

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Numbers, ISINs and European Common Codes:

CUSIP NUMBERS

  •
  Class A-1 notes: 78443C BY 9

  •
  Class A-2 notes: 78443C BZ 6

  •
  Class A-3 notes: 78443C CA 0

  •
  Class A-4 notes: 78443C CB 8

  •
  Class B notes: 78443C CC 6

  •
  Class C notes: 78443C CD 4

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

  •
  Class A-1 notes: US78443CBY93

  •
  Class A-2 notes: US78443CBZ68

  •
  Class A-3 notes: US78443CCA09

  •
  Class A-4 notes: US78443CCB81

  •
  Class B notes: US78443CCC64

  •
  Class C notes: US78443CCD48

EUROPEAN COMMON CODES

  •
  Class A-1 notes: 023389444

  •
  Class A-2 notes: 023389479

  •
  Class A-3 notes: 023389487

  •
  Class A-4 notes: 023389495

  •
  Class B notes: 023389517

  •
  Class C notes: 023389525

RISK FACTORS

        You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 19 of the prospectus. These risk factors could affect your investment in or return on the notes.

Sequential Payment of the Class A, Class B and Class C Notes and Subordination of the Class B and Class C Notes Results in a Greater Risk of Loss For Some Holders	Class C noteholders, to a lesser extent class B noteholders, to a still lesser extent class A-4 noteholders, to a still lesser extent class A-3 noteholders, and to a still lesser extent class A-2 noteholders, bear a greater risk of loss than do class A-1 noteholders because:
	•	In general, no principal will be paid on the class A-2, class A-3 or class A-4 notes until each class of the class A notes having a lower numerical designation has been paid in full.
•
Distributions of interest on the class B notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, payments of principal on the class A notes. Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes.
•
Distributions of interest on the class C notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, payments of principal on the class A and class B notes. Distributions of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A and class B notes.

•
Unless the balances of the class A notes have been reduced to zero, the class B and class C notes will not be entitled to any principal distributions until the December 2010 distribution date, or during any period thereafter in which cumulative realized losses on the trust student loans exceed specified levels. As a result, the weighted average lives of the class B and class C notes will be longer than would be the case if distributions of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the class B and class C notes, holders of those notes have a greater risk of suffering a loss on their investments.

The yields to maturity on the class A-2, class A-3, class A-4, class B and class C notes may be more sensitive than the yield to maturity of the class A-1 notes because of losses due to defaults on the trust student loans and the timing of those losses, to the extent the losses are not covered by any applicable credit enhancement. The timing of receipt of principal and interest on the class A-2, class A-3, class A-4, class B and class C notes may be adversely affected by the losses even if those notes do not ultimately bear such losses.
The Trust Will Not Have the Benefit of Any Guarantees or Insurance on the Trust Student Loans
The trust does not have the benefit of any insurance or external credit enhancement. The only credit enhancement for the notes is overcollateralization, the reserve account and, in the case of the class A notes, the subordination of the class B and class C notes and, in the case of the class B notes, the subordination of the class C notes. The amount of credit enhancement is limited and can be depleted over time. In this event, you may suffer a loss.

Your Notes Will Have Basis Risk and the Swap Agreements Do Not Eliminate All of This Basis Risk
The trust will enter into two swap agreements with the swap counterparty. Each swap is intended to mitigate some of the basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans either adjust on the basis of certain indexes or are fixed and the notes adjust on the basis of a different index. The notional amount of each swap will equal the aggregate principal balance of the prime rate-based trust student loans which are associated with the particular swap (i.e., prime rate, reset quarterly or prime rate, reset monthly). Their combined notional amounts will not exceed the aggregate principal balance of the notes. In addition, their combined notional amounts will not include the principal balances of the fixed rate or T-bill rate-based trust student loans. Consequently you must rely on other forms of credit enhancement, to the extent available, to mitigate that portion of the basis risk not covered by the swap agreements.

Each swap agreement is scheduled to terminate, by its terms, on the December 2020 distribution date. In addition, an early termination of a swap agreement may occur if an event of default or a termination event occurs under that swap agreement.

Upon the early termination of either swap agreement, you cannot be certain that the trust will be able to enter into a substitute swap agreement. The trust will not enter into any additional swap agreement after the swap agreements terminate on the December 2020 distribution date. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the basis risk associated with the notes. In addition, if a payment is due to the trust under either swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust's ability to pay principal and interest on the notes.

Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default
The indenture provides that failure to pay interest when due on any outstanding subordinated class or classes of notes will not be an event of default under the indenture. For example, for so long as any of the class A notes are outstanding, the failure to pay interest on the class B or class C notes will not be an event of default under the indenture. Under these circumstances, the holders of the applicable outstanding subordinated notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct any remedial action under the indenture.
The Occurrence of an Event of Default Under the Indenture May Delay Payments on the Class B Notes and the Class C Notes
The trust will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest is received on the controlling class of notes, which is the most senior class of notes outstanding, following:
•
an event of default under the indenture relating to the payment of principal on any class of notes at their maturity date or the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes;
• an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes; or
• a liquidation of the trust assets following any event of default under the indenture.
This may result in a delay or default in making payments on the class B or class C notes.
Subordinated Noteholders May Not Be Able to Direct the Indenture Trustee Upon an Event of Default Under the Indenture
If an event of default occurs under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the indenture. The holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

Risk of Bankruptcy Discharge of Private Credit Student Loans
Private credit student loans are generally not dischargeable by a borrower in bankruptcy; however, private credit student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor's dependents. If you own any notes, you will bear any risk of loss resulting from the discharge of any borrower of a private credit student loan to the extent the amount of the default is not covered by the trust's credit enhancement.
Certain Actions Can Be Taken Without Noteholder Approval
The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding ratings assigned by such rating agencies to the notes will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, investors in the notes will be depending on the evaluation by the rating agencies of those actions and their impact on credit quality.

DEFINED TERMS

        In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters thereafter.

FORMATION OF THE TRUST

The Trust

        The SLM Private Credit Student Loan Trust 2005-B is a statutory trust newly formed under Delaware law and under a short-form trust agreement dated as of June 9, 2005 between the depositor and the trustee. The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement dated October 27, 2005 among the depositor, the trustee and the indenture trustee. We refer to the short-form trust agreement and the amended and restated trust agreement together as the "trust agreement."

        After its formation, the trust will not engage in any activity other than:

  •
  acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

  •
  issuing the certificates and the notes;

  •
  making payments on them;

  •
  entering into the swap agreements and making the payments required under those agreements; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

        The trust will be initially capitalized with equity of $100, excluding amounts to be deposited in the reserve account and the cash capitalization account by the trust on the closing date. The trust will use the proceeds from the sale of the notes to make the initial deposits in the collection account, the cash capitalization account and the reserve account and to purchase the trust student loans. On the closing date, it will purchase the trust student loans from the depositor under a sale agreement between the depositor and the trust. The depositor will use the net proceeds it receives from the sale of the trust student loans to pay to VG Funding and SLM Education Credit Finance Corporation the respective purchase prices of the trust student loans it acquires from VG Funding and SLM Education Credit Finance Corporation under the related purchase agreement.

        The property of the trust will consist of:

        (a)   the pool of trust student loans;

        (b)   all funds collected on trust student loans on or after the closing date;

        (c)   all moneys and investments on deposit in the collection account, the cash capitalization account and the reserve account; and

        (d)   its rights under the swap agreements and the related documents.

        The notes will be secured by the property of the trust. The collection account, the cash capitalization account and the reserve account will be established and maintained in the name of the indenture trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

        The trust's principal offices are in Newark, Delaware, in care of Chase Bank USA, National Association, Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, as trustee.

Capitalization of the Trust

        The following table illustrates the capitalization of the trust as of the closing date, immediately following the issuance and sale of the securities and all deposits into the trust accounts on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$476,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	593,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	100,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	400,109,000
Floating Rate Class B Student Loan-Backed Notes	55,581,000
Floating Rate Class C Student Loan-Backed Notes	76,957,000
Overcollateralization	8,507,963
Equity	100

Total	$1,710,155,063

The overcollateralization amount represents the amount by which the initial Pool Balance of the trust student loans plus amounts on deposit in the cash capitalization account exceeds the initial note balance. On the closing date, we will deposit $3,750,387 into the reserve account and $210,000,000 into the cash capitalization account.

Trustee

        Chase Bank USA, National Association is the trustee for the trust under the trust agreement. Chase Bank USA, National Association is a national banking association whose principal offices are located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713.

        The trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the trustee in the trust agreement and the sale agreement. See "Description of the Notes" in this prospectus supplement and "Transfer and Servicing Agreements" in the prospectus. VG Funding, SLM Education Credit Finance Corporation and their parent, SLM Corporation, maintain banking relations with the trustee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

        The trust's primary sources of capital will be the net proceeds from the sale of the notes. See "Formation of the Trust—Capitalization of the Trust" in this prospectus supplement.

        The trust's primary sources of liquidity will be collections on the trust student loans, as supplemented by payments, if any, from the swap counterparty with respect to the swap agreements, amounts on deposit in the reserve account and, through the March 2010 distribution date, the cash capitalization account.

Results of Operations

        The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes and distributions to the holders of the certificates. The principal operating expenses of the trust are expected to be, but are not limited to, servicing and administration fees.

MANAGED PRIVATE CREDIT STUDENT LOANS

        The following two tables contain information concerning the managed private credit student loans of SLM Corporation and its consolidated subsidiaries, the direct or indirect parent of the sellers and the depositor. Private credit student loans are also known as private education loans in this prospectus supplement and the accompanying prospectus. The following table shows the consolidated loan loss allowance activity of SLM Corporation for the fiscal years ended December 31, 2004, 2003, 2002, 2001 and 2000 and for the six months ended June 30, 2005.

SLM CORPORATION
Managed Private Education Loans
Loan Loss Experience
(dollars in thousands, except as noted)
(Unaudited)

		Years ended December 31,
	Six Months ended June 30, 2005
		2004	2003	2002	2001	2000
Gross charge-offs, managed[1]	$68,444	$116,037	$83,001	$75,639	$39,280	$11,011
Recoveries, managed[2]	(9,348)	(14,007)	(11,096)	(9,039)	(3,306)	(897)

Total charge-offs, net of recoveries[3]	$59,096	$102,030	$71,905	$66,600	$35,974	$10,114

Average managed private education loans (in millions)	$12,928	$10,290	$7,303	$5,198	$3,780	$2,690
Net charge-offs as a percentage of average managed private education loans	0.92%[5]	0.99%	0.98%	1.28%	0.95%	0.38%
Ending managed private education loans in repayment (in millions)[4]	$7,004	$6,194	$4,421	$3,356	$2,555	$2,035
Net charge-offs as a percentage of ending managed private education loans in repayment[4]	1.70%[5]	1.65%	1.63%	1.98%	1.41%	0.50%

1
Represents the unpaid principal balance and accrued interest of loans at least 180 days past due recorded in the period when SLM Corporation's management has deemed, in accordance with its practices and procedures in effect for such period, any further collections to be unlikely.

2
Represents the amount of cash collected during the period on previously charged-off loans without giving effect to any collection costs. Also represents the outstanding principal balance of previously charged-off loans that were rehabilitated (generally, loans brought current during the period in which the sixth consecutive on-time payment was received).

3
An amount equal to gross charge-offs less recoveries during the reporting period.

4
Excludes loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation. Excludes loans for borrowers who have requested an extension of a grace period during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing procedures and policies.

5
On an annualized basis.

        The following table shows the loan status and delinquency history of SLM Corporation's consolidated managed private education loan portfolio as of December 31, 2004, 2003, 2002, 2001 and 2000 and as of June 30, 2005.

SLM CORPORATION
Managed Private Education Loans
Loan Status And Delinquency
(dollars in millions)
(Unaudited)

			As of December 31,
	As of June 30, 2005
			2004		2003		2002		2001		2000
	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment[1]	$6,615		$5,409		$3,828		$2,393		$1,472		$892
Loans in forbearance[2]	590		500		491		365		322		214
Loans in repayment and percentage of each status:
Loans current	6,505	93%	5,746	93%	4,064	92%	3,126	93%	2,312	90%	1,715	84%
Loans delinquent 31-60 days[3]	229	3	208	3	154	3	109	3	104	4	207	10
Loans delinquent 61-90 days	104	2	84	1	77	2	46	2	46	2	37	2
Loans delinquent greater than 90 days	166	2	156	3	126	3	75	2	93	4	76	4

Total Private Education Loans in repayment	7,004	100%	6,194	100%	4,421	100%	3,356	100%	2,555	100%	2,035	100%

Total Private Education Loans, gross	14,209		12,103		8,740		6,114		4,349		3,141
Private Education Loan unamortized (discount)/premium	(391)		(306)		(176)		(98)		68		53

Total Private Education Loans	13,818		11,797		8,564		6,016		4,417		3,194
Private Education Loan allowance for losses	(319)		(315)		(259)		(194)		(194)		(172)

Private Education Loans, net	$13,499		$11,482		$8,305		$5,822		$4,223		$3,022

1
Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

2
Loans for borrowers who have requested extension of grace period during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

3
The period of delinquency is based on the number of days scheduled payments are contractually past due.

        The foregoing two tables are for all active private education loans of SLM Corporation and its consolidated subsidiaries and may not be representative or indicative of the loss or delinquency performance of the trust student loans. SLM Corporation owns private education loans that differ from the trust student loans. Loan losses, loan status and delinquency status experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond our control. We cannot assure you that actual loan losses, loan status and delinquency status of the trust student loans will be similar to that set forth above.

        In addition, the percentages in the tables above have not been adjusted to eliminate the effect of the rapid growth of SLM Corporation's private education loans. Accordingly, actual loan loss, loan status and delinquency status percentages may be higher than those shown in those tables if a group of loans were to be isolated at a period in time and the loan loss, loan status and delinquency status data were to show the activity only for that isolated group over the periods indicated.

RECENT EVENTS

        Hurricanes Katrina and Rita have caused substantial devastation to parts of the states of Alabama, Louisiana and Mississippi. Because of possible payment disruptions, the depositor has excluded from the pool of trust student loans all loans to borrowers with billing addresses in these states. Borrowers attending eligible institutions in Alabama, Louisiana and Mississippi with billing addresses outside these states also may be adversely affected by Hurricanes Katrina and Rita. Sallie Mae, Inc. has announced that it will grant automatic payment relief to student loan borrowers in the areas affected by these storms. Any forbearance granted by Sallie Mae, Inc. to borrowers of trust student loans affected by the storms may decrease the rate of principal payments on your notes. Any payment relief granted by Sallie Mae, Inc. to these borrowers in breach of its representations and warranties may result in either the servicer or the seller of the loans being required to repurchase the affected trust student loans, which may in turn accelerate payments of principal on your notes. At this time, it is difficult to predict the effect of Hurricanes Katrina and Rita on the weighted average lives and yields of your notes.

USE OF PROCEEDS

        The trust will use the net proceeds from the sale of the notes of $1,696,941,989 to make the initial deposits to the collection account, the cash capitalization account and the reserve account and to purchase the trust student loans from the depositor on the closing date. The depositor will then use the proceeds paid to it by the trust to pay VG Funding and SLM Education Credit Finance Corporation the respective purchase prices due to such sellers for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and to issue the notes (other than commissions that are due to the underwriters) are payable by the depositor.

THE TRUST STUDENT LOAN POOL

        On the closing date, the trustee, on behalf of the trust, will purchase the pool of trust student loans from the depositor under the sale agreement. The trust will be entitled to collections on and proceeds of the trust student loans on and after that date.

        On the closing date, the depositor will purchase the trust student loans from VG Funding and SLM Education Credit Finance Corporation under the applicable purchase agreement.

        The trust student loans were selected by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

  •
  contains terms in accordance with those required by the loan program under which it was originated (the Signature Student Loan Program, the LAWLOANS Program, the MBA Loans Program or the MEDLOANS Program, as applicable), the loan purchase agreements and other applicable requirements;

  •
  is not 60 days or more past due; and

  •
  does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.

        No trust student loan, as of the statistical cutoff date, was subject to any prior obligation to sell that loan to a third party.

        For a description of each loan program under which the private credit student loans were originated, see Appendices B, C, D and E to the prospectus.

Characteristics of the Trust Student Loan Pool

        The tables contained in Annex A to this prospectus supplement provide a description of specified characteristics of the trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the trust student loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest of $66,759,077 as of the statistical cutoff date to be capitalized upon commencement of repayment. Unless otherwise specified, all information with respect to the trust student loans is presented herein as of September 26, 2005, which is the statistical cutoff date.

No Insurance of Student Loans

        Some trust student loans were originally insured as to principal and interest by Hemar Insurance Company of America or HICA. However, such insurance has been waived and is no longer in force. No trust student loan will have the benefit of any insurance or guarantee.

Cure Period for Trust Student Loans

        VG Funding, SLM Education Credit Finance Corporation, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. The cure period will be 270 days. In each case the cure period begins on the date on which the breach is discovered. The purchase or substitution will be made not later than the end of the 270-day cure period.

DESCRIPTION OF THE NOTES

General

        The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes some terms of the notes, the indenture, the trust agreement and the swap agreements. The prospectus describes other terms of the notes. See "Description of the Notes" and ''Additional Information Regarding the Securities" in the prospectus. Because these sections present only brief descriptions of the material terms of these transaction documents, they are subject to the actual provisions of the notes, the indenture, the trust agreement and the swap agreements.

Interest

        Interest will accrue on the balances of the class A, class B and class C notes at their respective interest rates. Interest will accrue during each accrual period and will be payable to the noteholders quarterly on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum. Interest payments on the notes for any distribution date will generally be funded from Available Funds and from amounts on deposit in the cash capitalization account and the reserve account to the extent necessary and available. See "—Distributions" and "—Credit Enhancement" below. If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then payable on each class of the class A notes.

        Depending on the rate and timing of collections, interest may be paid in full on the class B and class C notes on a given distribution date while interest is not paid in full on the class A notes on a later distribution date.

        Except for the first accrual period, the interest rate for each class of notes for each accrual period will be equal to the sum of three-month LIBOR and the following applicable spread:

Class of Notes	Spread
Class A-1	plus 0.04%
Class A-2	plus 0.18%
Class A-3	plus 0.27%
Class A-4	plus 0.33%
Class B	plus 0.40%
Class C	plus 0.70%

        LIBOR for the first accrual period will be determined by the following formula:

    x + [17/29 * (y-x)]

        where:

    x = one-month LIBOR, and

    y = two-month LIBOR.

        The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under "—Determination of LIBOR" in this prospectus supplement.

Determination of LIBOR

        LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. dollars having the specified maturity, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

        For this purpose:

  •
  "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

  •
  "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  •
  "Reference Banks" means four major banks in the London interbank market selected by the administrator.

        For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Notice of Interest Rates

        Information concerning the past and current LIBOR and the interest rates applicable to the notes will be available on the administrator's website at http://www2.salliemae.com/investors/debtasset/slmsltrusts or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, if any, and will cause the Luxembourg Stock Exchange to be notified of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period and of the first day and last day of each related accrual period.

Accounts

        The administrator will establish and maintain in the name of the indenture trustee the collection account, the principal distribution account, the cash capitalization account and the reserve account for the benefit of the noteholders.

        Funds in the collection account, the reserve account and the cash capitalization account will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Subject to some conditions, eligible investments may include securities or other obligations issued by the depositor or its affiliates or other trusts originated by the depositor or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date or the next monthly servicing fee payment date, to the extent of the primary servicing fee.

Distributions

        Deposits into the Collection Account.     On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $1,060,000 plus the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date.

        On or before the business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds.

        Except as provided in the next sentence, the servicer will deposit all payments on trust student loans and all proceeds of trust student loans collected by it during each collection period into the collection account within two business days of receipt.

        However, for so long as no administrator default has occurred and is continuing, the servicer will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, to the extent of the primary servicing fee payable on that date, and on or before the business day preceding each distribution date, to the extent of the remainder of such amounts, together with interest calculated from the first day of the month following receipt by the administrator through the last day of the related collection period at a rate no less than the federal funds rate for each day during that period less 0.20%. See "Servicing and Administration—Payments on Student Loans" in the prospectus.

        Distributions from the Collection Account.     On or before each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

        On or before each distribution date, the administrator will instruct the indenture trustee to make the deposits and distributions set forth in items (1) through (15) below, in the amounts and in the order of priority shown below, except as otherwise provided under "—Principal Distributions" below. These deposits and distributions will be made to the extent of the Available Funds for that distribution date (plus funds, if any, deposited into the collection account from the cash capitalization account for payment of items (1) through (9) below and funds, if any, deposited into the collection account from the reserve account for payment of items (1) through (4), (6) and (8) below and, on the respective maturity date of each class of notes, items (5), (7) and (9) below to the extent necessary to reduce the outstanding balance of the related class of notes to zero):

        (1)   to the servicer, the primary servicing fee due on that distribution date;

        (2)   to the administrator, the administration fee due on that distribution date plus any unpaid administration fees from previous distribution dates;

        (3)   to the swap counterparty, any swap payments payable to the swap counterparty by the trust under the swap agreements;

        (4)   pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment due and payable by the trust to the swap counterparty under this item (4):

          (a)   to the class A noteholders, the Class A Noteholders' Interest Distribution Amount; and

          (b)   to the swap counterparty, the amount of any swap termination payments due to the swap counterparty under the swap agreements due to a swap termination event resulting from a payment default by the trust, certain events resulting in the acceleration of the principal of the notes or the bankruptcy or insolvency of the trust as described under "—Swap Agreements—Early Termination of a Swap Agreement" below; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders' Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payments referred to above remaining unpaid;

        (5)   to the principal distribution account (for distribution as described under "—Principal Distributions" below), the First Priority Principal Distribution Amount, if any;

        (6)   to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

        (7)   to the principal distribution account (for distribution as described under "—Principal Distributions" below), the Second Priority Principal Distribution Amount, if any;

        (8)   to the class C noteholders, the Class C Noteholders' Interest Distribution Amount;

        (9)   to the principal distribution account (for distribution as described under "—Principal Distributions" below), the Third Priority Principal Distribution Amount, if any;

        (10) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

        (11) to the principal distribution account (for distribution as described under "—Principal Distributions" below), the Regular Principal Distribution Amount;

        (12) to the servicer, all carryover servicing fees, if any;

        (13) to the swap counterparty, the amount of any swap termination payments owed by the trust to the swap counterparty and not payable in item (4) above;

        (14) to the principal distribution account (for distribution as described under "—Principal Distributions" below), the Additional Principal Distribution Amount, if any; and

        (15) to the certificateholders, any remaining funds.

Principal Distributions

        On each distribution date, the indenture trustee will make the following distributions from the principal distribution account.

        With respect to each distribution date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, holders of the class A notes will be entitled to receive 100% of the Principal Distribution Amount for such distribution date, paid sequentially, first to the class A-1 notes, second to the class A-2 notes, third to the class A-3 notes and fourth to the class A-4 notes, until the outstanding balances thereof have been reduced to zero; provided, however, that on any distribution date on which the Class A Note Parity Trigger is in effect, the Principal Distribution Amount will be distributed pro rata to the class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes, based on their outstanding balances, until the balances thereof have been reduced to zero. Once the balances of the class A notes have been reduced to zero, the holders of the class B notes will be entitled to receive 100% of the Principal Distribution Amount for that distribution date until the balance of the class B notes has been reduced to zero. Similarly, if the balance of the class B notes has been reduced to zero, the holders of the class C notes will be entitled to receive 100% of the Principal Distribution Amount for that distribution date until the balance of the class C notes has been reduced to zero.

        On each distribution date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of all classes of notes will be entitled to receive payments of principal, in the order of priority and in the amounts set forth below and to the extent of the funds in the principal distribution account:

          First, an amount up to the Class A Noteholders' Principal Distribution Amount will be distributed sequentially, first to the class A-1 notes, second to the class A-2 notes, third to the class A-3 notes and fourth to the class A-4 notes, until the respective balances thereof have been reduced to zero; provided, however, that on any distribution date on which the Class A Note Parity Trigger is in effect, the Principal Distribution Amount will be distributed pro rata to the class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes, based on their outstanding balances, until the balances thereof have been reduced to zero;

          Second, amounts remaining in the principal distribution account up to the Class B Noteholders' Principal Distribution Amount will be distributed to the class B notes, until the balance thereof has been reduced to zero;

          Third, amounts remaining in the principal distribution account up to the Class C Noteholders' Principal Distribution Amount will be distributed to the class C notes, until the balance thereof has been reduced to zero; and

          Fourth, amounts remaining in the principal distribution account after making all of the distributions in clauses First, Second and Third, above will be paid to the class C notes until the balance of the class C notes has been reduced to zero. Once the balance of the class C notes has been reduced to zero, holders of the class B notes will be entitled to receive all remaining amounts until the balance of the class B notes has been reduced to zero. Similarly, once the balance of the class B notes has been reduced to zero, the holders of the class A notes will be entitled to receive all remaining amounts, on a pro rata basis, until the balance of the class A notes has been reduced to zero.

        Further, if the market value of securities and cash in the reserve account and any other Available Funds on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes, any amount owing to the swap counterparty, any unpaid primary servicing fees and administration fees, and all other amounts due by the trust on that date, these assets will be so applied on that distribution date.

Priority of Payments Following Certain Events of Default Under the Indenture

        After any of the following:

  •
  an event of default under the indenture relating to the payment of principal on any class at its maturity date or to the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes;

  •
  an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes; or

  •
  a liquidation of the trust assets following any event of default under the indenture;

the priority of the payment of the notes changes. In particular, payments on the notes on each distribution date following the acceleration of the notes as provided above will be made after the payments of any of the items (1) through (4) under "—Distributions—Distributions from the Collection Account" above in the following order of priority:

        (1)   to the class A noteholders, pro rata, an amount sufficient to reduce their respective principal balances to zero;

        (2)   to the class B noteholders, all accrued and unpaid interest;

        (3)   to the class B noteholders, an amount sufficient to reduce their principal balances to zero;

        (4)   to the class C noteholders, all accrued and unpaid interest;

        (5)   to the class C noteholders, an amount sufficient to reduce their principal balances to zero; and

        (6)   any remaining amounts, to the same persons and in the same order of priority as items (12), (13) and (15) under "—Distributions—Distributions from the Collection Account" above.

Voting Rights and Remedies

        Noteholders will have the voting rights and remedies set forth in the prospectus. The rights of the senior notes specified in the prospectus will be applicable. References to senior notes in the prospectus mean the class A-1, class A-2, class A-3 and class A-4 notes (voting together as a single class), or if they have been paid in full, the class B notes, or if they have been paid in full, the class C notes.

Cash Capitalization Account

        The cash capitalization account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $210,000,000. The cash capitalization account will not be replenished.

        Amounts held from time to time in the cash capitalization account will be held for the benefit of the noteholders and, if necessary, for the benefit of the swap counterparty. Funds will be withdrawn from the cash capitalization account on any distribution date prior to the March 2010 distribution date to the extent that the amount of Available Funds on the distribution date is insufficient to pay items (1) through (9) under "—Distributions—Distributions from the Collection Account" above.

        On each distribution date from the September 2007 distribution date through the June 2008 distribution date, any amount on deposit in the cash capitalization account (equal to "CI" for such distribution date in the definition of "Asset Balance" in the Glossary of this prospectus supplement) that is in excess of 5.50% of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

  •
  the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding distribution date, is greater than or equal to $8,507,963, which is the amount of overcollateralization that existed on the closing date; and

  •
  at least 45% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current distribution date.

        On each distribution date from the September 2008 distribution date through the June 2009 distribution date, any amount on deposit in the cash capitalization account (equal to "CI" for such distribution date in the definition of "Asset Balance" in the Glossary of this prospectus supplement) that is in excess of 3.50% of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

  •
  the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding distribution date, is greater than or equal to $17,015,926, which is twice the amount of overcollateralization that existed on the closing date; and

  •
  at least 60% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current distribution date.

        On each distribution date from the September 2009 distribution date through the March 2010 distribution date, any amount on deposit in the cash capitalization account (equal to "CI" for such distribution date in the definition of "Asset Balance" in the Glossary of this prospectus supplement) that is in excess of 1.5% of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

  •
  the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding distribution date, is greater than or equal to $17,015,926, which is twice the amount of overcollateralization that existed on the closing date; and

  •
  at least 80% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current distribution date.

        Any amount remaining on deposit in the cash capitalization account on the March 2010 distribution date will be released to the collection account and treated as Available Funds.

        The cash capitalization account is intended to enhance the likelihood of timely distributions of interest and certain payments of principal to the noteholders through the March 2010 distribution date.

Credit Enhancement

        Reserve Account.     The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $3,750,387. The reserve account may be replenished on each distribution date, by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from any Available Funds remaining after payment for that distribution date of items (1) through (9) under "—Distributions—Distributions from the Collection Account" above.

        Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from the reserve account on any distribution date or, in the case of the payment of the primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the cash capitalization account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in items (1) through (4), (6) and (8) under "—Distributions—Distributions from the Collection Account" above, and on the respective maturity dates of each class of notes, items (5), (7) and (9) under "—Distributions—Distributions from the Collection Account" above, to the extent necessary to reduce the balance of that class of notes to zero.

        The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and their payment in full at their maturity dates, to decrease the likelihood that the noteholders will experience losses and, if necessary, to make certain payments to the swap counterparty. In some circumstances, however, the reserve account could be reduced to zero. In addition, amounts on deposit in the reserve account will be available to pay unpaid swap termination payments, carryover amounts and the carryover servicing fee on the final distribution date upon termination of the trust. See "Swap Agreements" in this prospectus supplement.

        Subordination.     The class B notes are subordinate to the class A notes and the class C notes are subordinate to the class A notes and class B notes as described below. In addition, an event of default under the indenture will occur if the full amount of interest due on the most senior class of notes outstanding at any time is not paid within five days of the related distribution date. The failure to pay interest on any other class of notes will not be an event of default.

        Overcollateralization.     On the closing date, the Asset Balance of the trust (including the initial deposit into the cash capitalization account) will be approximately 100.50% of the aggregate balance of the notes. Overcollateralization is intended to provide credit enhancement for the notes. The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest and fees and the incurrence of losses on the trust student loans. In general, overcollateralization will not exceed the Specified Overcollateralization Amount.

        Priority of the Notes.     On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and to the payment of the First Priority Principal Distribution Amount. Principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes. Consequently, on any distribution date, Available Funds and amounts on deposit in the cash capitalization account and, in certain circumstances, amounts remaining in the reserve account after payment of the primary servicing fee, the administration fee and the swap payments to the swap counterparty under the swap agreements will be applied to the payment of interest on the class A notes and to the payment of certain swap termination payments to the swap counterparty prior to any payment of interest on the class B notes, and no payments of the principal balance of the class B notes will be made until the class A notes have been paid the Class A Noteholders' Principal Distribution Amount for such distribution date.

        On any distribution date, distributions of interest on the class C notes will be subordinated to the payment of interest on the class A and class B notes, and payment of the First Priority and Second Priority Principal Distribution Amounts. Principal payments on the class C notes will be subordinated to the payment of both interest and principal on the class A and class B notes. Consequently, on any distribution date, Available Funds and amounts on deposit in the cash capitalization account and, in certain circumstances, amounts remaining in the reserve account after payment of the primary servicing fee, the administration fee and the swap payments to the swap counterparty under the swap agreements will be applied to the payment of interest on the class A and class B notes and to the payment of certain swap termination payments to the swap counterparty prior to any payment of interest on the class C notes, and no payments of the principal balance on the class C notes will be made until the class A and class B notes have been paid the entire amount of the Class A Noteholders' Principal Distribution Amount and the Class B Noteholders' Principal Distribution Amount for such distribution date.

Administration Fee

        As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $20,000 per collection period payable in arrears on each distribution date.

Servicing Compensation

        The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of items (1) through (11) under "—Distributions—Distributions from the Collection Account" above. The carryover servicing fee will be subject to increases agreed to by the administrator, the trustee and the servicer, to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations or postal rates.

Swap Agreements

        On the closing date, the trust will enter into two basis swaps with The Royal Bank of Scotland plc, as swap counterparty.

        Each basis swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to these basis swaps as the "swap agreements." The swap agreements will terminate on the December 2020 distribution date. Each swap agreement may terminate earlier than that date if an event of default under that swap agreement or a swap termination event occurs.

        Under the swap agreements, the swap counterparty will make the payments described below to the administrator on behalf of the trust, on or before the third business day preceding each distribution date while the applicable swap agreement is still in effect.

        Under the first swap agreement, the swap counterparty will pay to the trust an amount equal to the product of:

  •
  three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date, over

  •
  a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or as of the statistical cutoff date for the initial collection period), of the trust student loans bearing interest based upon the prime rate, reset quarterly, which amount for the initial calculation period will be $257,871,979; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

        In exchange for the swap counterparty's payments under the first swap agreement, the trust will pay to the swap counterparty, on or before each distribution date while such swap agreement is still in effect, prior to interest payments on the class A notes, an amount equal to the product of:

  •
  the prime rate published in The Wall Street Journal in the "Interest Rates & Bonds" section, "Consumer Rates" table as of the 15th of the immediately preceding March, June, September or December (or if The Wall Street Journal is not published on that date the first preceding day for which that rate is published in The Wall Street Journal) minus 2.75%;

  •
  a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or as of the statistical cutoff date for the initial collection period), of the trust student loans bearing interest based upon the prime rate, reset quarterly, which amount for the initial calculation period will be $257,871,979; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

        In the event that the prime rate as of any date of determination is less than 2.75%, the rate payable by the swap counterparty will be correspondingly increased.

        Under the second swap agreement, the swap counterparty will pay to the trust an amount equal to the product of:

  •
  three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date, over

  •
  a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or as of the statistical cutoff date for the initial collection period), of the trust student loans bearing interest based upon the prime rate, reset monthly, which amount for the initial calculation period will be $1,216,254,311; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

        In exchange for the swap counterparty's payments under the second swap agreement, the trust will pay to the swap counterparty, on or before each distribution date while such swap agreement is still in effect, prior to interest payments on the class A notes, an amount equal to the product of:

  •
  the weighted average of the prime rates published in The Wall Street Journal in the "Interest Rates & Bonds" section, "Consumer Rates" table as of the second business day before the first calendar day of each of the immediately preceding three months (or if The Wall Street Journal is not published on any such date the first preceding day for which that rate is published in The Wall Street Journal) minus 2.77%;

  •
  a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or as of the statistical cutoff date for the initial collection period), of the trust student loans bearing interest based upon the prime rate, reset monthly, which amount for the initial calculation period will be $1,216,254,311; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

        In the event that the weighted average of the prime rates as of any date of determination is less than 2.77%, the rate payable by the swap counterparty will be correspondingly increased.

        For purposes of the swap agreements, LIBOR for the first accrual period and three-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the notes, as described under "Description of the Notes—Determination of LIBOR" in this prospectus supplement.

        In addition, at no time shall the combined notional balances of both basis swaps exceed the aggregate principal balance of the notes outstanding as of the end of the first day of the related accrual period. If the combined notional balances of the basis swaps are required to be reduced to the aggregate balance of the notes, such reduction will be proportional based on the respective notional balances of each basis swap.

        Modifications and Amendment of the Swap Agreements.     The trust agreement and the indenture will contain provisions permitting the trustee, with the consent of the indenture trustee, to enter into amendments to the swap agreements to cure any ambiguity in, or correct or supplement any provision of the swap agreements, so long as the trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders.

        Default Under the Swap Agreements.     Events of default under each swap agreement are limited to:

  •
  the failure of the trust or the swap counterparty to pay any amount when due under that swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment;

  •
  the occurrence of a bankruptcy or insolvency of the trust;

  •
  an event of insolvency or bankruptcy of the swap counterparty;

  •
  an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

  •
  an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans; and

  •
  the following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement" (not applicable to the trust), "Credit

    Support Default" (not applicable to the trust), "Default Under Specified Transaction" (not applicable to the trust), "Cross-Default" (not applicable to the trust, except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

        Termination Events.     Termination events under each swap agreement include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"—not applicable to the trust; "Credit Event Upon Merger"—not applicable to the trust; and the additional termination event described below.

        Each swap agreement will include an additional termination event relating to the swap counterparty's credit rating. This additional termination event will occur if the swap counterparty has not, within 30 days of receiving notice of a ratings event, procured (1) a collateral arrangement (and delivered any collateral required to be delivered at that time), (2) a letter of credit or other guaranty of its obligations from an entity whose ratings would make that entity an Eligible Swap Counterparty, (3) a replacement transaction on substantially the same terms or (4) a rating reaffirmation.

        The ratings events that may cause this additional termination event are: (1) the short-term debt rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "A-1" (or in the absence of a short-term debt rating, the long-term senior debt or counterparty rating is withdrawn or downgraded below "A+") by S&P; (2) (a) the long-term senior debt rating or counterparty rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "Aa3" or put on watch for downgrade when rated at such level by Moody's, where the swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) the long-term senior debt rating and the short-term debt rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "A1" or "P-1", respectively, or put on watch for downgrade when rated at such level by Moody's, where the swap counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings; or (3) the short-term debt rating or counterparty rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "F1" or "A" by Fitch.

        Early Termination of a Swap Agreement.     Upon the occurrence of any event of default under a swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

        Upon any early termination of a swap agreement, either the trust or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of that swap transaction as computed in accordance with the procedures in that swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust, an acceleration of the principal of the notes or the bankruptcy or insolvency of the trust, the payment will be payable pari passu with the Class A Noteholders' Interest Distribution Amount. However, in the event that a termination payment is owed to the swap counterparty following any other swap default by the trust, any swap default resulting from a default of the swap counterparty or a termination event under the swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance and to the payment of any carryover servicing fees.

        Initial Swap Counterparty. The initial swap counterparty is The Royal Bank of Scotland plc (the "Initial Swap Counterparty"). The Initial Swap Counterparty is the principal operating subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. RBS Group's operations are principally centered in the United Kingdom. The short-term, unsecured and unguaranteed debt obligations of the Initial Swap Counterparty are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Initial Swap Counterparty are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch. Except for the information provided in this paragraph, neither the Initial Swap Counterparty nor RBS Group has been involved in the preparation of, and neither accepts responsibility for, this prospectus supplement or the accompanying prospectus.

        The information in the immediately preceding paragraph has been provided by the Initial Swap Counterparty, is not guaranteed as to its accuracy or completeness, and is not to be construed as representations by the depositor, the issuer, the servicer or the underwriters.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        For a discussion of U.S. federal income tax consequences for holders of the notes, you should refer to "U.S. Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan's investment in these plans or arrangements (including certain insurance company general accounts) (collectively, "Plans").

        ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code ("Parties in Interest"). Particularly, the depositor, the servicer, the trustee, the indenture trustee, the administrator, the swap counterparty, an underwriter or any of their affiliates may be the fiduciary for one or more Plans. Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

        Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulations, as further described in the prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the trustee, the indenture trustee or any of their respective affiliates is a Party in Interest.

        Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign laws similar to the provisions of ERISA and Section 4975 of the Code ("Similar Law"). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

        Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that: (i) the Plan's purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 or the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus and (ii) the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of such Similar Law.

        Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

  •
  whether the fiduciary has the authority to make the investment;

  •
  the diversification by type of asset of the Plan's portfolio;

  •
  the Plan's funding objectives; and

  •
  whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

REPORTS TO SECURITYHOLDERS

        Quarterly distribution reports and annual servicing and administration reports concerning the trust will be delivered to noteholders. These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent. The first such quarterly distribution report is expected to be available not later than December 30, 2005. See "Reports to Securityholders" in the prospectus.

        Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC, and the registered holder of each class of notes. See "Additional Information Regarding the Securities—Book-Entry Registration" in the prospectus.

UNDERWRITING

        The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC in New York, New York on or about October 27, 2005 against payment in immediately available funds, and also Clearstream, Luxembourg and the Euroclear System.

        Subject to the terms and conditions in the underwriting agreement dated October 20, 2005, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal balances of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes
Credit Suisse First Boston LLC	$158,666,000	$197,667,000	$33,333,000
Lehman Brothers Inc.	158,667,000	197,667,000	33,333,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	158,667,000	197,666,000	33,334,000

Total	$476,000,000	$593,000,000	$100,000,000

Underwriter	Class A-4 Notes	Class B Notes	Class C Notes
Credit Suisse First Boston LLC	$133,370,000	$18,527,000	$25,652,000
Lehman Brothers Inc.	133,370,000	18,527,000	25,653,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	133,369,000	18,527,000	25,652,000

Total	$400,109,000	$55,581,000	$76,957,000

        The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised us that they propose initially to offer the notes and the certificates to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Net Proceeds	Concession	Reallowance
Per Class A-1 Note	100.0%	0.200%	99.800%	0.120%	0.060%
Per Class A-2 Note	100.0%	0.260%	99.740%	0.156%	0.078%
Per Class A-3 Note	100.0%	0.310%	99.690%	0.186%	0.093%
Per Class A-4 Note	100.0%	0.340%	99.660%	0.204%	0.102%
Per Class B Note	100.0%	0.350%	99.650%	0.210%	0.105%
Per Class C Note	100.0%	0.450%	99.550%	0.270%	0.135%
Total	$1,701,647,000	$4,705,011	$1,696,941,989

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $1,313,590 payable by the depositor.

        The depositor and SLM Education Credit Finance Corporation have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the depositor and SLM Education Credit Finance Corporation have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred in connection with the marketing of the notes to investors.

        The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their affiliates.

        The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

        During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

        The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

        In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

        In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

        Each underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes and except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the

Public Offers of Securities Regulations 1995 (as amended) (the "POS Regs"); (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        The depositor has not authorized any offer of notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

LISTING INFORMATION

        An application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange's Euro MTF Market. We cannot assure you that this application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg, phone number (352) 421.22.639, to determine whether the notes are listed on the Luxembourg Stock Exchange. Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement, the sale agreement, the purchase agreements and the swap agreements will be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent. Once the notes have been listed on the Official List of the Luxembourg Stock Exchange, trading may be effected on the Luxembourg Stock Exchange's Euro MTF Market. So long as any class of notes is listed on the Luxembourg Stock Exchange and its rules so require, notices relating to that class of notes, including if such class is delisted, will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d'Wort) or on the Luxembourg Stock Exchange's website, at www.bourse.lu. The Luxembourg Stock Exchange will also be advised if any class of notes is delisted.

        The notes, the indenture, the administration agreement and the swap agreements are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The swap agreements also contain provisions under which the parties to the swap agreements agree to the non-exclusive jurisdiction of the New York courts.

        If the notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d'Wort) or on the Luxembourg Stock Exchange's website, at www.bourse.lu. We will maintain a Luxembourg paying and transfer agent as long as required by the rules of the Luxembourg Stock Exchange.

        The notes have been accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear.

        As long as the notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available free of charge at the office of the Luxembourg paying agent or the Luxembourg listing agent. The first of these quarterly distribution reports is expected to be available not later than December 30, 2005.

        The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In those circumstances, the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.

        As of the date of this prospectus supplement, none of the trust, the trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes. We are not aware of any proceedings relating to the issuance of the notes or the certificates, whether pending or threatened.

        The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, the administrator or the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

        The depositor confirms that there has been no material adverse change in the assets of the trust since September 26, 2005, which is the statistical cutoff date and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

RATINGS OF THE SECURITIES

        It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody's or S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the three highest investment rating categories by at least two of those rating agencies. It is a condition to the issuance and sale of the class C notes that they be rated in one of the four highest investment rating categories by at least two of those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

        Robert S. Lavet, Esq., General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of SLM Corporation, as counsel to SLM Education Credit Finance Corporation, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to SLM Education Credit Finance Corporation, VG Funding, the trust, the servicer, the administrator and the depositor, will give opinions on specified legal matters for SLM Education Credit Finance Corporation, the trust, the servicer, the administrator and the depositor.

        Shearman & Sterling LLP will give an opinion on specified U.S. federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give an opinion on specified Delaware state income tax and other Delaware law matters for the trust and the depositor.

        Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP will give opinions on specified legal matters for the underwriters.

GLOSSARY FOR PROSPECTUS SUPPLEMENT

"Additional Principal Distribution Amount" means, as of any distribution date after the last day of the collection period on which the Pool Balance has declined to 10% or less of the initial Pool Balance, an amount equal to the lesser of (i) amounts available to be distributed on such distribution date after payment of items (1) through (13) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement and (ii) the aggregate unpaid balance of the notes after giving effect to all prior distributions on that distribution date.

"Asset Balance" means, with respect to any distribution date, an amount equal to:

    PB + CI - R

        Where:

          CI = the amount on deposit in the cash capitalization account on the last day of the related collection period less the excess for that distribution date of (i) interest due on the notes plus any primary servicing and administrative fees, any swap payments owed to the swap counterparty by the trust and any swap termination payments owed by the trust that are pari passu with interest payments on the class A notes due, over (ii) Available Funds on deposit in the collection account. In no case shall CI be less than zero;

          PB = the Pool Balance at the last day of the related collection period; and

          R = the amount to be released from the cash capitalization account on such distribution date pursuant to the third, fourth and fifth paragraphs under "Description of the Notes—Cash Capitalization Account" in this prospectus supplement;

provided, however, that, as of the closing date, the Asset Balance shall equal $1,710,154,963 and that, for all distribution dates occurring on or after the March 2010 distribution date, the Asset Balance will be equal to the Pool Balance as of the last day of the related collection period.

"Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts for the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

  •
  with respect to the initial distribution date, all amounts deposited into the collection account on the closing date;

  •
  all collections received by the servicer from borrowers on the trust student loans;

  •
  all Recoveries received during that collection period;

  •
  the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer, VG Funding or SLM Education Credit Finance Corporation;

  •
  amounts received by the trust pursuant to the servicing agreement during that collection period related to yield or principal adjustments;

  •
  investment earnings for that distribution date and any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date; and

  •
  amounts received from the swap counterparty for that distribution date;

provided that if on any distribution date there would not be sufficient funds to pay all of the items specified in clauses (1) through (11) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement, after application of Available Funds, as defined above, and application of (a) amounts available from the cash capitalization account to pay any of the items specified in clauses (1) through (9) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement, and (b) amounts available from the reserve account to pay any of the items specified in clauses (1) through (4), (6) and (8) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement and, on the respective maturity dates of each class of notes, clauses (5), (7) and (9) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement, then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly. In addition, Available Funds on the distribution dates from September 2007 through March 2010 will include all funds released from the cash capitalization account for deposit into the collection account on those dates.

"Charged-Off Loan" means a trust student loan which is written-off in accordance with the servicer's policies and procedures, which currently occurs not later than the date when such loan becomes 212 days past due but which may be changed and in any event shall not occur later than the date when such loan becomes 270 days past due.

"Class A Enhancement" means, for any distribution date, the excess of (i) the Asset Balance as of the prior distribution date (or as of the closing date, in the case of the first distribution date) over (ii) the outstanding balance of the class A notes before taking into account any principal distributions to the class A notes on the current distribution date.

"Class A Note Interest Shortfall" means, for any distribution date, the excess of:

  (a)
  the amount of interest that was payable to the class A notes on the preceding distribution date, over

  (b)
  the amount of interest actually distributed to the class A notes on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the weighted average interest rate for the class A notes from that preceding distribution date to the current distribution date.

"Class A Note Parity Trigger" means, with respect to any distribution date, that (i) the outstanding balance of the class A notes (prior to giving effect to distributions on such date) is in excess of the sum of (a) the Pool Balance as of the last day of the related collection period and (b) amounts on deposit in the collection account and cash capitalization account after payment of items (1) through (4) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement or (ii) the outstanding balance of the class A notes as of such distribution date (prior to giving effect to any distributions on that date) is greater than or equal to the Asset Balance for the prior distribution date. The Class A Note Parity Trigger will remain in effect until the Class A Enhancement is greater than or equal to the Specified Class A Enhancement.

"Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  (a)
  the amount of interest accrued at the class A note interest rates for the related accrual period with respect to all classes of class A notes on the aggregate outstanding principal balances of these classes of class A notes (1) on the immediately preceding distribution date after giving effect to all principal distributions to class A noteholders on that preceding distribution date or (2) in the case of the first distribution date, on the closing date, and

  (b)
  the Class A Note Interest Shortfall for that distribution date.

"Class A Noteholders' Principal Distribution Amount" means (a) as of any distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, the lesser of (i) 100% of the excess, if any, of (x) the aggregate balance of all classes of notes (after taking into account distributions of principal on all preceding distribution dates) over (y) the excess, if any, of (1) the Asset Balance for such distribution date over (2) the Specified Overcollateralization Amount and (ii) the aggregate balance of the class A notes and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect for such distribution date, the excess, if any, of (x) the sum of the balances of the class A notes immediately prior to such distribution date over (y) the lesser of (A) the product of (i) 85.0% and (ii) the Asset Balance as of such distribution date and (B) the excess, if any, of the Asset Balance for such distribution date over the Specified Overcollateralization Amount. Notwithstanding the foregoing, on or after the maturity date for the class A-1, class A-2, class A-3 or class A-4 notes, the Class A Noteholders' Principal Distribution Amount shall not be less than the amount that is necessary to reduce the balance of the class A-1, class A-2, class A-3 or class A-4 notes, as applicable, to zero.

"Class B Enhancement" means for any distribution date, the excess of (i) the Asset Balance as of the prior distribution date (or as of the closing date, in the case of the first distribution date) over (ii) the outstanding balance of the class A and class B notes before taking into account any principal distributions on the current distribution date.

"Class B Note Interest Shortfall" means, for any distribution date, the excess of:

  (a)
  the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

  (b)
  the amount of interest actually distributed to the class B noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

"Class B Note Parity Trigger" means, with respect to any distribution date, that (i) the outstanding balance of the class A and class B notes (prior to giving effect to any distributions on such date) is in excess of the sum of (a) the Pool Balance as of the last day of the related collection period and (b) amounts on deposit in the collection account, principal distribution account and cash capitalization account after payment of items (1) through (6) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement or (ii) the outstanding balance of the class A and class B notes as of the related distribution date (prior to giving effect to any distributions on that date) is greater than or equal to the Asset Balance for the prior distribution date. The Class B Note Parity Trigger will remain in effect until the Class B Enhancement is greater than or equal to the Specified Class B Enhancement.

"Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  (a)
  the amount of interest accrued at the class B note interest rate for the related accrual period on the outstanding balance of the class B notes (i) on the immediately preceding distribution date, after giving effect to all principal distributions to class B noteholders on that preceding distribution date or (ii) in the case of the first distribution date, the closing date, and

  (b)
  the Class B Note Interest Shortfall for that distribution date.

"Class B Noteholders' Principal Distribution Amount" means, as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect on such distribution date, the excess, if any, of (x) the sum of (i) the outstanding balance of the class A notes (after taking into account the Class A Noteholders' Principal Distribution Amount due on such distribution date) and (ii) the outstanding balance of the class B notes immediately prior to such distribution date over (y) the lesser of (A) the product of (i) 89.875% and (ii) the Asset Balance for such distribution date and (B) the excess, if any, of the Asset

Balance for such distribution date over the Specified Overcollateralization Amount. Prior to the Stepdown Date or on any distribution date for which a Trigger Event is in effect, the excess, if any, of (i) the amounts in clause (a)(i) of the definition of Class A Noteholders' Principal Distribution Amount over (ii) the outstanding balance of the class A notes. Notwithstanding the foregoing, on or after the maturity date for the class B notes, the Class B Noteholders' Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class B notes to zero.

"Class C Enhancement" means, for any distribution date, the excess of (i) the Asset Balance as of the prior distribution date (or as of the closing date, in the case of the first distribution date) over (ii) the outstanding balance of the class A, class B and class C notes before taking into account any principal distributions on the current distribution date.

"Class C Note Interest Shortfall" means, for any distribution date, the excess of:

  (a)
  the Class C Interest Distribution Amount on the preceding distribution date, over

  (b)
  the amount of interest actually distributed to the class C noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class C note interest rate from that preceding distribution date to the current distribution date.

"Class C Note Parity Trigger" means, with respect to any distribution date that, (i) the outstanding balance of the class A, class B and class C notes (prior to giving effect to any distributions on such date) is in excess of the sum of (a) the Pool Balance as of the last day of the related collection period and (b) amounts on deposit in the collection account, principal distribution account and cash capitalization account after payment of items (1) through (8) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this prospectus supplement or (ii) the outstanding balance of the class A, class B and class C notes as of the related distribution date (prior to giving effect to any distributions on that date) is greater than or equal to the Asset Balance for the prior distribution date. The Class C Note Parity Trigger will remain in effect until the Class C Enhancement is greater than or equal to the Specified Class C Enhancement.

"Class C Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  (a)
  the amount of interest accrued at the class C note interest rate for the related accrual period on (i) the outstanding balance of the class C notes on the immediately preceding distribution date, after giving effect to all principal distributions to class C noteholders on that preceding distribution date or (ii) in the case of the first distribution date, the closing date, and

  (b)
  the Class C Note Interest Shortfall for that distribution date.

"Class C Noteholders' Principal Distribution Amount" means, as of any distribution date on or after the Stepdown Date and, as long as a Trigger Event is not in effect on such distribution date, the excess, if any, of (x) the sum of (i) the outstanding balance of the class A notes (after taking into account the Class A Noteholders' Principal Distribution Amount due on such distribution date), (ii) the outstanding balance of the class B notes (after taking into account the Class B Noteholders' Principal Distribution Amount due on such distribution date) and (iii) the outstanding balance of the class C notes immediately prior to such distribution date over (y) the lesser of (A) the product of (i) 97.0% and (ii) the Asset Balance for such distribution date and (B) the excess, if any, of the Asset Balance for such distribution date over the Specified Overcollateralization Amount. Prior to the Stepdown Date or on any distribution date for which a Trigger Event is in effect, the excess, if any, of (i) the amounts in clause (a)(i) of the definition of Class A Noteholders' Principal Distribution Amount over (ii) the outstanding balance of the class A and class B notes. Notwithstanding the foregoing, on or after the maturity date for the class C notes, the Class C Noteholders' Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class C notes to zero.

The "Cumulative Realized Losses Test" is satisfied for any distribution date on which the cumulative principal amount of Charged-Off Loans, net of Recoveries, is equal to or less than the percentage of the initial Pool Balance set forth below for the specified period:

Distribution Date	Percentage of Initial Pool Balance
December 2005 through December 2010	15%
March 2011 through December 2013	18%
March 2014 and thereafter	20%

"DTC" means The Depository Trust Company, or any successor thereto.

"Eligible Swap Counterparty" means an entity, which may be an underwriter or an affiliate of an underwriter, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

"First Priority Principal Distribution Amount" means, with respect to any distribution date, an amount not less than zero equal to:

    AN - AB

        Where:

          AN = the aggregate outstanding balance of the class A notes on (i) the immediately preceding distribution date (after giving effect to any principal payments made on the class A notes on such preceding distribution date) or (ii) in the case of the first distribution date, the closing date;

          AB = the Asset Balance for such distribution date;

provided, however, that:

  •
  if a Class A Note Parity Trigger is in effect, then the First Priority Principal Distribution Amount shall equal the Class A Noteholders' Principal Distribution Amount.

  •
  on or after the class A-1 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-1 notes to zero;

  •
  on or after the class A-2 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-2 notes to zero;

  •
  on or after the class A-3 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-3 notes to zero; and

  •
  on or after the class A-4 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-4 notes to zero.

"Fitch" means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

"Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

"Pool Balance" means, as of the last day of a collection period, the aggregate principal balance of the trust student loans as of the beginning of such collection period, including accrued interest as of the beginning of such collection period that is expected to be capitalized, plus interest and fees that accrue during such collection period that are capitalized or are to be capitalized and which were not included in the prior Pool Balance, as reduced by:

  •
  all payments received by the trust through the last day of such collection period from borrowers (other than Recoveries);

  •
  all amounts received by the trust through that date for trust student loans repurchased by the depositor or purchased by SLM Education Credit Finance Corporation, VG Funding or the servicer;

  •
  the aggregate principal balance of all trust student loans that became Charged-Off Loans during such collection period; and

  •
  the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through the last day of such collection period.

"Principal Distribution Amount" means the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

"Rating Agency Condition" means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

"Recoveries" means, as of any date of determination, all amounts received by the trust in respect of a Charged-Off Loan after such trust student loan became a Charged-Off Loan.

"Regular Principal Distribution Amount" means, with respect to any distribution date, an amount not less than zero equal to:

          (N - (AB - SOA)) - (FPDA + SPDA + TPDA)

        Where:

          N = the sum of the aggregate outstanding balance of all of the notes on (i) the immediately preceding distribution date (after giving effect to any principal payments made on the notes on such preceding distribution date) or (ii) in the case of the first distribution date, the closing date, as the case may be;

          AB = the Asset Balance for such distribution date;

          SOA = the Specified Overcollateralization Amount for such distribution date;

          FPDA = the First Priority Principal Distribution Amount, if any, for such distribution date;

          SPDA = the Second Priority Principal Distribution Amount, if any, for such distribution date; and

          TPDA = the Third Priority Principal Distribution Amount, if any, for such distribution date;

provided, however, that:

  •
  the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding balance of all of the notes on such distribution date (after taking into account the allocation of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Principal Distribution Amount, if any, on such distribution date.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

"Second Priority Principal Distribution Amount" means, with respect to any distribution date, an amount not less than zero equal to:

          (ABN - AB) - FPDA

        Where:

          ABN = the aggregate outstanding balance of the class A and class B notes on (i) the immediately preceding distribution date (after giving effect to any principal payments made on the class A and class B notes on such preceding distribution date) or (ii) in the case of the first distribution date, the closing date;

          AB = the Asset Balance for such distribution date; and

          FPDA = the First Priority Principal Distribution Amount, if any, with respect to such distribution date;

provided, however, that:

  •
  if a Class B Note Parity Trigger is in effect, then the Second Priority Principal Distribution Amount shall equal (a) the sum of (i) the Class A Noteholders' Principal Distribution Amount and (ii) the Class B Noteholders' Principal Distribution Amount less (b) the First Priority Principal Distribution Amount;

  •
  on or after the maturity date for the class B notes, the Second Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class B notes to zero; and

  •
  the Second Priority Principal Distribution Amount shall not exceed the aggregate outstanding balance of the class A and class B notes as of such distribution date (after taking into account the allocation of the First Priority Principal Distribution Amount, if any, on such distribution date).

"Specified Class A Enhancement" means, for any distribution date, the greater of (a) 15.0% of the Asset Balance for such distribution date or (b) the Specified Overcollateralization Amount for such distribution date.

"Specified Class B Enhancement" means, for any distribution date, the greater of (a) 10.125% of the Asset Balance for such distribution date or (b) the Specified Overcollateralization Amount for such distribution date.

"Specified Class C Enhancement" means, for any distribution date, the greater of (a) 3.0% of the Asset Balance for such distribution date or (b) the Specified Overcollateralization Amount for such distribution date.

"Specified Overcollateralization Amount" means, as of any distribution date, 2.0% of the initial Asset Balance.

"Specified Reserve Account Balance" means, at any time, $3,750,387.

"Stepdown Date" means the earlier to occur of (a) the December 2010 distribution date and (b) the distribution date following that date on which the outstanding balance of the class A notes is reduced to zero.

"Third Priority Principal Distribution Amount" means, with respect to any distribution date, an amount not less than zero equal to:

          (N - AB) - (FPDA + SPDA)

        Where:

          N = the aggregate outstanding balance of all of the notes on (i) the immediately preceding distribution date (after giving effect to any principal payments made on the notes on such preceding distribution date) or (ii) in the case of the first distribution date, the closing date;

          AB = the Asset Balance for such distribution date;

          FPDA = the First Priority Principal Distribution Amount, if any, for such distribution date; and

          SPDA = the Second Priority Principal Distribution Amount, if any, for such distribution date;

provided, however, that:

  •
  if a Class C Note Parity Trigger is in effect, then the Third Priority Principal Distribution Amount shall equal (a) the sum of (i) the Class A Noteholders' Principal Distribution Amount, (ii) the Class B Noteholders' Principal Distribution Amount and (iii) the Class C Noteholders' Principal Distribution Amount less (b) the First Priority Principal Distribution Amount plus the Second Priority Principal Distribution Amount;

  •
  on or after the maturity date for the class C notes, the Third Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class C notes to zero; and

  •
  the Third Priority Principal Distribution Amount shall not exceed the aggregate outstanding balance of all of the notes on such distribution date (after taking into account the allocation of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any, on such distribution date).

"Trigger Event" means, with respect to any distribution date, that the Cumulative Realized Losses Test is not satisfied.

ANNEX A

CHARACTERISTICS OF THE TRUST STUDENT LOAN POOL

         The following tables provide a description of specified characteristics of the trust student loans as of September 26, 2005, which is the statistical cutoff date. The aggregate outstanding principal balance of the trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $66,759,077 as of the statistical cutoff date to be capitalized upon commencement of repayment.

        The distribution by interest rates applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the rates of interest applicable to the trust student loans. Moreover, the information below about the remaining terms to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of the trust student loans as a result of defaults or prepayments or of the granting of deferral and forbearance periods.

        Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS
AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance—Treasury Bill	$25,928,703
Aggregate Outstanding Principal Balance—Prime	$1,474,126,290
Aggregate Outstanding Principal Balance—Fixed	$99,970
Number of Borrowers	128,332
Average Outstanding Principal Balance Per Borrower	$11,690
Number of Loans	158,827
Weighted Average Remaining Term to Maturity	200 months
Weighted Average Annual Interest Rate	7.90%
Weighted Average Margin—Treasury Bill	3.11%
Weighted Average Margin—Prime	1.52%
Weighted Average Annual Interest Rate—Fixed	9.42%

        We have determined the weighted average remaining term to maturity shown in the table above from the statistical cutoff date to the stated maturity dates of the trust student loans without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Depositor, The Sellers, The Servicer and the Administrator—SLM Education Credit Finance Corporation's Student Loan Financing Business" in the prospectus.

A-1

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY LOAN PROGRAM AS OF THE STATISTICAL CUTOFF DATE

Loan Program	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Signature Student Loans[1]	144,104	$1,306,065,650	87.1%
LAWLOANS	7,633	91,018,131	6.1
MBA Loans	3,465	64,328,057	4.3
MEDLOANS	3,625	38,743,125	2.6

Total	158,827	$1,500,154,963	100.0%

1
Includes approximately $4,529,149 of Signature Student Loans for students attending 2-year institutions.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than 4.50%	2	$8,126	*
4.50% to 5.74%	3,668	47,231,526	3.1%
5.75% to 7.25%	71,853	698,943,884	46.6
Greater than 7.25%	83,304	753,971,427	50.3

Total	158,827	$1,500,154,963	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

        We have determined the interest rates shown in the table using the interest rates applicable to the trust student loans as of the statistical cutoff date. Because most of the trust student loans bear interest at rates that reset quarterly, the above information will not necessarily remain applicable to the trust student loans on the closing date or any later date.

A-2

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
AS OF THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000	31,759	$96,371,978	6.4%
$5,000 to $9,999	37,722	271,343,780	18.1
$10,000 to $14,999	25,800	311,756,515	20.8
$15,000 to $19,999	13,750	236,049,591	15.7
$20,000 to $24,999	7,923	175,717,664	11.7
$25,000 to $29,999	4,483	122,223,608	8.1
$30,000 to $34,999	2,745	88,409,531	5.9
$35,000 to $39,999	1,472	54,820,588	3.7
$40,000 to $44,999	904	38,243,663	2.5
$45,000 to $49,999	570	26,980,962	1.8
$50,000 to $54,999	367	19,216,751	1.3
$55,000 to $59,999	267	15,285,003	1.0
$60,000 to $64,999	154	9,593,558	0.6
$65,000 to $69,999	111	7,480,577	0.5
$70,000 to $74,999	100	7,236,525	0.5
$75,000 to $79,999	43	3,325,766	0.2
$80,000 to $84,999	33	2,720,784	0.2
$85,000 to $89,999	27	2,368,841	0.2
$90,000 to $94,999	27	2,506,280	0.2
$95,000 to $99,999	17	1,660,419	0.1
$100,000 and greater	58	6,842,580	0.5

Total	128,332	$1,500,154,963	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
1 to 84	2,354	$5,054,291	0.3%
85 to 144	2,281	11,206,450	0.7
145 to 192	51,949	510,336,151	34.0
193 to 228	84,570	810,605,364	54.0
229 to 276	15,091	135,245,548	9.0
277 to 348	2,582	27,707,159	1.8

Total	158,827	$1,500,154,963	100.0%

        We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity dates of the applicable trust student loans without giving effect to any deferral or forbearance periods that may be granted in the future. See "Risk Factors—You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control" in the prospectus.

A-3

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS
AS OF THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
In-School	106,274	$1,023,485,747	68.2%
Grace	31,005	297,188,461	19.8
Deferral	2,068	17,119,828	1.1
Forbearance	2,555	25,679,768	1.7
Repayment
First year in repayment	14,702	115,335,270	7.7
Second year in repayment	830	8,097,903	0.5
Third year in repayment	564	6,138,234	0.4
More than 3 years in repayment	829	7,109,752	0.5

Total	158,827	$1,500,154,963	100.0%

        Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date. The borrower:

  •
  may still be attending school—in-school;

  •
  may be in a grace period after completing school and prior to repayment commencing—grace;

  •
  may be currently required to repay the loan—repayment; or

  •
  may have temporarily ceased repaying the loan through a deferral or a forbearance period.

        The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 9, calculated as the term to scheduled maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
AS OF THE STATISTICAL CUTOFF DATE

	Scheduled Remaining Months in Status
Current Borrower Payment Status
	In-School	Grace	Deferral	Forbearance	Repayment
In-School	21.8	6.6	—	—	180.8
Grace	—	3.3	—	—	180.1
Deferral	—	—	18.8	—	179.5
Forbearance	—	—	—	2.7	186.1
Repayment	—	—	—	—	177.6

        We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future.

A-4

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS
AS OF THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alaska	90	$784,996	0.1%
Arizona	1,661	16,106,871	1.1
Arkansas	635	4,782,778	0.3
California	12,914	143,261,184	9.5
Colorado	1,847	17,991,173	1.2
Connecticut	4,413	42,730,378	2.8
Delaware	623	5,307,721	0.4
District of Columbia	579	7,068,027	0.5
Florida	7,701	84,034,368	5.6
Georgia	3,476	32,403,151	2.2
Hawaii	460	4,067,630	0.3
Idaho	240	2,166,234	0.1
Illinois	10,315	93,548,238	6.2
Indiana	6,332	45,427,506	3.0
Iowa	670	5,372,305	0.4
Kansas	1,397	8,671,434	0.6
Kentucky	947	7,578,486	0.5
Maine	952	8,009,665	0.5
Maryland	3,465	33,585,314	2.2
Massachusetts	8,443	84,977,975	5.7
Michigan	6,128	49,998,670	3.3
Minnesota	1,797	16,070,534	1.1
Missouri	1,887	14,901,675	1.0
Montana	186	1,593,509	0.1
Nebraska	188	1,733,028	0.1
Nevada	580	5,491,095	0.4
New Hampshire	1,563	15,144,073	1.0
New Jersey	8,360	87,257,690	5.8
New Mexico	213	1,788,704	0.1
New York	18,051	192,779,598	12.9
North Carolina	2,799	27,383,480	1.8
North Dakota	91	697,216	*
Ohio	11,324	95,149,390	6.3
Oklahoma	1,669	14,550,363	1.0
Oregon	1,771	15,054,664	1.0
Pennsylvania	10,693	94,280,540	6.3
Rhode Island	922	9,319,408	0.6
South Carolina	1,295	10,423,616	0.7
South Dakota	79	649,472	*
Tennessee	2,044	17,217,631	1.1
Texas	7,906	71,049,022	4.7
Utah	342	4,439,909	0.3
Vermont	284	2,656,459	0.2
Virginia	4,250	38,242,885	2.5
Washington	2,805	25,643,313	1.7
West Virginia	1,181	7,865,385	0.5
Wisconsin	2,170	19,103,768	1.3
Wyoming	86	720,326	*
Other	1,003	11,074,107	0.7

Total	158,827	$1,500,154,963	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

A-5

        We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the statistical cutoff date.

        Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

        In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

        Each of VG Funding and SLM Education Credit Finance Corporation makes available through the servicer to some of its borrowers payment terms that may lengthen the remaining term of the student loans. For example, not all of the loans owned by VG Funding or SLM Education Credit Finance Corporation provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of VG Funding and SLM Education Credit Finance Corporation also offers an income-sensitive repayment plan through the servicer, under which repayments are based on the borrower's

A-6

income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for these graduated payment and income-sensitive repayment plans. See "The Depositor, the Sellers, the Servicer and the Administrator—SLM Education Credit Finance Corporation's Student Loan Financing Business" in the prospectus.

        The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment[1]	155,512	$1,467,372,766	97.8%
Other Repayment Options[2]	3,315	32,782,197	2.2

Total	158,827	$1,500,154,963	100.0%

1
Includes in-school and grace period loans.
2
Includes, among others, graduated repayment, income sensitive and interest only period loans.

        The servicer, at the request of the borrower and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average lives of the notes could be lengthened.

A-7

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY YEAR OF DISBURSEMENT AS OF THE STATISTICAL CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
1986	2	$5,793	*
1987	5	16,266	*
1988	11	50,166	*
1989	15	94,480	*
1990	23	254,450	*
1991	50	658,887	*
1992	77	806,102	0.1%
1993	77	851,190	0.1
1994	125	1,336,979	0.1
1995	163	2,080,093	0.1
1996	323	3,853,442	0.3
1997	506	5,399,290	0.4
1998	538	5,483,231	0.4
1999	790	8,612,775	0.6
2000	541	5,160,663	0.3
2001	1,002	10,154,666	0.7
2002	2,268	22,397,335	1.5
2003	9,655	103,125,700	6.9
2004	91,821	974,832,189	65.0
2005	50,835	354,981,266	23.7

Total	158,827	$1,500,154,963	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY DAYS LATE AS OF THE STATISTICAL CUTOFF DATE

Days Late	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-29 days	157,821	$1,492,122,766	99.5%
30-59 days	1,006	8,032,196	0.5

Total	158,827	$1,500,154,963	100.0%

        The following tables provide FICO credit scores for certain trust student loans as of a date near the date of the loan application. FICO credit scores are a statistical credit model developed by Fair Isaac and Company. The score is designed to be a relative measure of the degree of risk a potential borrower represents to a lender based upon credit-related data contained in an applicant's credit bureau reports. FICO scores are influenced by a number of factors and can change over time. There can be no assurance that the FICO scores shown have not changed as of the date of this prospectus supplement or will not change in the future. Where FICO scores for both the borrower and co-borrower of trust student loans are available, the co-borrower's FICO score is used for purposes of the information contained in this prospectus supplement.

A-8

DISTRIBUTION OF
FICO CREDIT SCORES
AS OF A DATE NEAR THE LOAN APPLICATION

ALL BORROWERS AND CO-BORROWERS1

FICO Score	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than 630	$1,372,145	0.1%
630 – 639	9,219,815	0.6
640 – 649	79,748,658	5.3
650 – 659	83,106,494	5.5
660 – 669	83,371,881	5.6
670 – 679	91,020,495	6.1
680 – 689	90,303,812	6.0
690 – 699	84,210,413	5.6
700 – 709	107,109,122	7.1
710 – 719	101,374,644	6.8
720 – 729	96,251,189	6.4
730 – 739	93,472,272	6.2
740 – 749	93,261,288	6.2
750 – 759	91,024,079	6.1
760 – 769	81,263,771	5.4
770 – 779	77,095,997	5.1
780 – 789	73,522,240	4.9
790 – 799	63,160,163	4.2
800 – 809	39,044,662	2.6
810 – 819	19,514,915	1.3
820 – 829	264,236	*
830 – 839	3,139	*
Other[2]	41,439,534	2.8

Total	$1,500,154,963	100.0%

1
Co-borrowers include joint and several obligors.

2
Includes trust student loans which were underwritten without relying upon FICO scores and loans where no FICO scores are available.

*
Represents a percentage greater than 0% but less than 0.05%.

A-9

        The weighted average FICO score for the borrowers and co-borrowers of the trust student loans for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was 721. We obtained new FICO scores for the borrowers and co-borrowers for a portion of the trust student loan pool in August 2005 and the remainder of the pool in September 2005. The weighted average FICO score for all borrowers and co-borrowers of the trust student loans, for whom FICO scores were available as of August or September 2005, as applicable (which may include some borrowers or co-borrowers whose trust student loans were not originally underwritten using credit scores), was 710. As of those dates, approximately 8.7% of all borrowers and co-borrowers of the trust student loans (by outstanding principal balance of the trust student loans) had FICO scores less than 630. In addition, as of those dates, FICO scores were not available for approximately 9.5% of the trust student loans (by outstanding principal balance of the trust student loans).

CO-BORROWER LOANS

FICO Score[1]	Aggregate Outstanding Principal Balance	Percent by Outstanding Principal Balance
630 – 639	$2,107,475	0.3%
640 – 649	15,231,355	2.0
650 – 659	17,835,656	2.3
660 – 669	21,261,455	2.8
670 – 679	23,079,385	3.0
680 – 689	24,672,660	3.2
690 – 699	26,966,054	3.5
700 – 709	51,122,963	6.7
710 – 719	51,200,846	6.7
720 – 729	51,339,633	6.7
730 – 739	53,106,265	6.9
740 – 749	56,139,838	7.3
750 – 759	62,369,068	8.1
760 – 769	62,037,484	8.1
770 – 779	64,306,888	8.4
780 – 789	64,326,067	8.4
790 – 799	57,571,564	7.5
800 – 809	36,916,187	4.8
810 – 819	18,865,746	2.5
820 – 829	264,236	*
830 – 839	3,139	*
Other[2]	7,385,917	1.0

Total	$768,109,881	100.0%

1
The FICO scores shown are for the co-borrower on the trust student loan.

2
Includes student loans which were underwritten without relying upon FICO scores and loans where no FICO scores are available.

*
Represents a percentage greater than 0% but less than 0.05%.

A-10

        The weighted average FICO score for co-borrower trust student loans for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was 742. As of August or September 2005, as applicable, the weighted average FICO score for all trust student loan co-borrowers, for whom FICO scores were available as of that date (which may include some co-borrowers whose trust student loans were not originally underwritten using credit scores), was 739. As of those dates, approximately 3.6% of the trust student loan co-borrowers (by outstanding principal balance of co-borrower trust student loans) had FICO scores less than 630. In addition, as of those dates, FICO scores were not available for approximately 11.0% of the co-borrowers (by outstanding principal balance of co-borrower trust student loans).

LOANS WITHOUT CO-BORROWERS

FICO Score	Aggregate Outstanding Principal Balance	Percent by Outstanding Principal Balance
Less than 630	$1,372,145	0.2%
630 – 639	7,112,339	1.0
640 – 649	64,517,303	8.8
650 – 659	65,270,838	8.9
660 – 669	62,110,426	8.5
670 – 679	67,941,109	9.3
680 – 689	65,631,151	9.0
690 – 699	57,244,360	7.8
700 – 709	55,986,159	7.6
710 – 719	50,173,798	6.9
720 – 729	44,911,555	6.1
730 – 739	40,366,007	5.5
740 – 749	37,121,450	5.1
750 – 759	28,655,011	3.9
760 – 769	19,226,287	2.6
770 – 779	12,789,109	1.7
780 – 789	9,196,173	1.3
790 – 799	5,588,599	0.8
800 – 809	2,128,476	0.3
810 – 819	649,169	0.1
820 – 829	0	0.0
830 – 839	0	0.0
840 – 849	0	0.0
850 and greater	0	0.0
Other[1]	34,053,617	4.7

Total	$732,045,082	100.0%

Includes trust student loans which were underwritten without relying upon FICO scores and where no FICO scores are available.

A-11

        The weighted average FICO score for trust student loans without co-borrowers for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was 697. As of August or September 2005, as applicable, the weighted average FICO score for all trust student loans without co-borrowers, for which FICO scores were available as of that date (which may include some borrowers whose trust student loans were not originally underwritten using credit scores), was 681. As of those dates, approximately 14.0% of borrowers for trust student loans without co-borrowers (by outstanding principal balance of trust student loans without co-borrowers) had FICO scores less than 630. In addition, as of those dates, FICO scores were not available for approximately 7.9% of the borrowers for trust student loans without co-borrowers (by outstanding principal balance of trust student loans without co-borrowers).

A-12

PRINCIPAL OFFICES

DEPOSITOR

SLM EDUCATION CREDIT FUNDING LLC
20 Hemingway Drive
East Providence, Rhode Island 02915

SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

SLM PRIVATE CREDIT STUDENT LOAN TRUST 2005-B

CHASE BANK USA, NATIONAL ASSOCIATION, as Trustee Christiana Center/OPS4 500 Stanton Christiana Road Newark, Delaware 19713	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee 399 Park Avenue New York, New York 10022

PAYING AGENT

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
399 Park Avenue
New York, New York 10022

LUXEMBOURG LISTING AND LUXEMBOURG PAYING AGENT
DEUTSCHE BANK LUXEMBOURG SA
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SERVICER AND THE ADMINISTRATOR

MCKEE NELSON LLP
One Battery Park Plaza
34th Floor
New York, New York 10004

SHEARMAN & STERLING LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604

RICHARDS, LAYTON & FINGER, P.A.
920 King Street
Wilmington, Delaware 19801

LEGAL ADVISORS TO UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP
1201 F Street, N.W.
Suite 1100
Washington, D.C. 20004

SHEARMAN & STERLING LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLC
1751 Pinnacle Drive
McLean, Virginia 22102-3811

PROSPECTUS

The SLM Education Credit Funding Trusts
Student Loan-Backed Notes
Student Loan-Backed Certificates

SLM Education Credit Funding LLC
Depositor

Sallie Mae, Inc.
Servicer and Administrator

You should consider carefully the risk factors described in this prospectus beginning on page 19 and in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of SLM Corporation, SLM Education Credit Finance Corporation, any other seller of loans to the depositor, the depositor, the servicer, the administrator or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Depositor

SLM Education Credit Funding LLC is a wholly-owned subsidiary of SLM Education Credit Finance Corporation.

The Securities

The depositor intends to form trusts to issue student loan-backed securities. These securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

  •
  one or more classes of certificates that represent ownership interests in the assets of the trust for that issue; and

  •
  one or more classes of notes secured by the assets of that trust.

A class of certificates or notes may:

  •
  be senior or subordinate to other classes; and

  •
  receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of certificates or notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

  •
  education loans to students or parents of students; and

  •
  other moneys, investments and property.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

October 13, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

        We provide information to you about the securities in two separate documents that progressively provide more detail:

  •
  this prospectus, which provides general information, some of which may not apply to your series of securities; and

  •
  the related prospectus supplement that describes the specific terms of your series of securities, including:

  •
  the timing of interest and principal payments;

  •
  financial and other information about the student loans and the other assets owned by the trust;

  •
  information about credit enhancement;

  •
  the ratings; and

  •
  the method of selling the securities.

        You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

        We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

TABLE OF CONTENTS

		Page
Prospectus Summary		7
•	Principal Parties	7
•	The Notes	8
•	The Certificates	9
•	Assets of the Trust	10
•	Collection Account	12
•	Pre-Funding Account	12
•	Reserve Account	12
•	Credit and Cash Flow or other Enhancement or Derivative Arrangements	12
•	Purchase Agreements	13
•	Sale Agreements	13
•	Servicing Agreements	13
•	Servicing Fee	14
•	Administration Agreement	14
•	Administration Fee	14
•	Representations and Warranties of the Depositor	14
•	Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers Under the Purchase Agreements	15
•	Covenants of the Servicer	16
•	Optional Purchase	16
•	Auction of Trust Assets	17
•	Tax Considerations	17
•	ERISA Considerations	18
•	Ratings	18
Risk Factors		19
•	Because The Securities May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	19
•	The Securities Are Not Suitable Investments For All Investors	19
•	If A Secondary Market For Your Securities Does Not Develop, The Value Of Your Securities May Diminish	19
•	The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses	19
•	Private Student Loans May Have Greater Risk Of Default	20
•	Interests Of Other Persons In The Private Student Loans Could Be Superior To A Trust's Interest, Which May Result In Reduced Payments On Your Securities	20
•	Risk Of Default Of Unguaranteed Student Loans	20
•	Risk Of Default By Private Guarantors	21
•	You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans	21
•	If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities	21
•	The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities	22
•	You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	22
•	You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities	23
•	A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities	23
•	The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities	24

•	The Noteholders' Right To Waive Defaults May Adversely Affect Certificateholders	24
•	Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities	24
•	The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	24
•	The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs	25
•	Payment Offsets On FFELP Loans By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities	25
•	A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities	26
•	The Bankruptcy Of The Depositor, SLM Education Credit Finance Corporation Or Any Other Seller Could Delay Or Reduce Payments On Your Securities	26
•	The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	27
•	The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors	27
•	Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or SLM Education Credit Finance Corporation And The Other Sellers And, Accordingly, Adversely Affect Your Securities	28
•	The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans	28
•	Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities	29
•	A Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service	29
•	Consumer Protection Laws May Affect Enforceability of Student Loans	30
Formation of the Trusts		31
•	The Trusts	31
•	Eligible Lender Trustee	32
Use of Proceeds		32
The Depositor, The Sellers, The Servicer and The Administrator		32
•	The Depositor	32
•	The Sellers	33
•	SLM Education Credit Finance Corporation's Student Loan Financing Business	34
•	The Servicer and the Administrator	37
The Student Loan Pools		38
•	Servicing	38
•	Incentive Programs	40
•	Delinquencies, Defaults, Claims and Net Losses	40
•	Payment of Notes	41
•	Depositor Liability	41
•	Termination	41
Transfer and Servicing Agreements		42
•	General	42

•	Purchase of Student Loans by the Depositor; Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers	42
•	Sale of Student Loans to the Trust; Representations and Warranties of the Depositor	43
•	Custodian of Promissory Notes	43
•	Additional Fundings	44
•	Amendments to Transfer and Servicing Agreements	44
Servicing and Administration		45
•	General	45
•	Accounts	45
•	Servicing Procedures	45
•	Payments on Student Loans	46
•	Servicer Covenants	46
•	Servicing Compensation	48
•	Net Deposits	48
•	Evidence as to Compliance	49
•	Matters Regarding the Servicer	49
•	Servicer Default	50
•	Rights Upon Servicer Default	51
•	Waiver of Past Defaults	51
•	Administration Agreement	51
•	Administrator Default	52
•	Rights Upon Administrator Default	53
•	Statements to Indenture Trustee and Trust	53
•	Evidence as to Compliance	54
Trading Information		55
•	Pool Factors	56
Description of the Notes		57
•	General	57
•	Principal and Interest on the Notes	57
•	The Indenture	58
	General	58
	Modification of Indenture	58
	Events of Default; Rights Upon Event of Default	59
	Certain Covenants	61
	Indenture Trustee's Annual Report	62
	Satisfaction and Discharge of Indenture	62
	The Indenture Trustee	62
Description of the Certificates		63
•	General	63
•	Distributions on the Certificate Balance	63
Additional Information Regarding the Securities		64
•	Fixed Rate Securities	64
•	Floating Rate Securities	64
•	Distributions	64
•	Credit and Cash Flow or other Enhancement or Derivative Arrangements	65
	General	65
	Reserve Account	66
•	Insolvency Events	66
•	Book-Entry Registration	66
•	Definitive Securities	70
•	List of Securityholders	70
•	Reports to Securityholders	71
Certain Legal Aspects of the Student Loans		72
•	Transfer of Student Loans	72
•	Consumer Protection Laws	73
•	Loan Origination and Servicing Procedures Applicable to the Trust Student Loans	73
•	Student Loans Generally Not Subject to Discharge in Bankruptcy	74
U.S. Federal Income Tax Consequences		75
•	Tax Characterization of the Trust	76
•	Tax Consequences to Holders of Securities	76
	Treatment of the Securities as Indebtedness	76
	Stated Interest	76
	Original Issue Discount	76
	Market Discount	78
	Amortizable Bond Premium	78
	Election to Treat all Interest as OID	79
	Sale or Other Disposition	79
	Waivers and Amendments	79
	Tax Consequences to Foreign Investors	79
	Information Reporting and Backup Withholding	80

European Union Directive on the Taxation of Savings Income	81
State Tax Consequences	81
ERISA Considerations	82
• The Notes	83
• The Certificates	84
Available Information	84
Reports To Securityholders	85
Incorporation Of Documents By Reference	85
The Plan Of Distribution	86
Legal Matters	87
Appendix A: Federal Family Education Loan Program	A-1
Appendix B: Signature Student Loan® Program	B-1
Appendix C: LAWLOANS® Program	C-1
Appendix D: MBA Loans® Program	D-1
Appendix E: MEDLOANS® Program	E-1
Appendix F: Global Clearance, Settlement and Tax Documentation Procedures	F-1

PROSPECTUS SUMMARY

        This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

Principal Parties
Issuer	A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and a trustee.
Depositor
The depositor is SLM Education Credit Funding LLC, a wholly-owned, special purpose subsidiary of SLM Education Credit Finance Corporation. Because the depositor is not an institution eligible to hold legal title to student loans made under the FFELP program, an interim eligible lender trustee specified in the prospectus supplement for your securities will hold legal title to any FFELP student loans on our behalf. References to the "depositor" also include the interim trustee where the context involves the holding or transferring of legal title to FFELP student loans.
Trustee and Eligible Lender Trustee
For each series of securities, the related prospectus supplement will specify the trustee and eligible lender trustee, as applicable, for the related trust. See "Formation of the Trusts—Eligible Lender Trustee."
Servicer
The servicer is Sallie Mae, Inc. or another servicer specified in the prospectus supplement for your securities. Sallie Mae, Inc. is a wholly owned subsidiary of SLM Corporation. Sallie Mae, Inc. manages and operates the loan servicing functions for SLM Corporation and its affiliates and various unrelated parties. Until December 31, 2003, the servicer was Sallie Mae Servicing L.P. Effective as of December 31, 2003, Sallie Mae Servicing L.P. merged with and into Sallie Mae, Inc.

Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities. It may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers. See "Servicing and Administration—Certain Matters Regarding the Servicer."

Indenture Trustee	For each series of securities, the related prospectus supplement will specify the indenture trustee for the notes. See "Description of the Notes—The Indenture—The Indenture Trustee."
Administrator
Sallie Mae, Inc. will act as administrator of each trust. Under the circumstances described in this prospectus, Sallie Mae, Inc. may transfer its obligations as administrator. See "Servicing and Administration—Administration Agreement."
The Notes
Each series of securities may include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional increments in excess thereof as provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Additional Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities."
Each class of notes will have a stated principal amount and will bear interest at a specified rate. Classes of notes may also have different interest rates. The interest rate may be:
	•	fixed,
	•	variable,
	•	adjustable,
	•	auction rate, or
	•	any combination of these rates.
The related prospectus supplement will specify:
	•	the principal amount of each class of notes; and
	•	the interest rate for each class of notes or the method for determining the interest rate.

See "Description of the Notes—Principal and Interest on the Notes."
If a series includes two or more classes of notes:
	•	the timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or
	•	payments of principal or interest on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.
The Certificates
Each series of securities may also include one or more classes of certificates. The certificates will be issued under the trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

If issued, certificates may be available for purchase in a minimum denomination of $100,000 and additional increments of $1,000. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Additional Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities."
Each class of certificates will have a stated certificate balance. The certificates may, also, yield a return on that balance at a specified certificate rate. That rate of return may be:
	•	fixed,
	•	variable,
	•	adjustable,
	•	auction rate, or
	•	any combination of these rates.
The related prospectus supplement will specify:
	•	the certificate balance for each class of certificates; and

• the rate of return for each class of certificates or the method for determining the rate of return.
If a series includes two or more classes of certificates:
• the timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and
• distributions on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.
See "Description of the Certificates—Distributions on the Certificate Balance."

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.
Assets of the Trust	The assets of each trust will include a pool of student loans. They may be:
• education loans to students or parents of students made under the Federal Family Education Loan Program, also known as FFELP; or
• if so specified in the prospectus supplement, other education loans not made under the FFELP.
We call the student loans owned by a specific trust "trust student loans".
The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from SLM Education Credit Finance Corporation or another seller under a purchase agreement. If the seller is an entity other than SLM Education Credit Finance Corporation or an eligible lender acting on behalf of SLM Education Credit Finance Corporation, the prospectus supplement for your securities will describe the seller of the student loans. The student loans will be selected based on criteria listed in that purchase agreement.

We will sell the student loans to the trust under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust. See "Formation of the Trusts—The Trusts."

Each FFELP loan sold to a trust will be 98% guaranteed—or 100% for loans disbursed before October 1, 1993—as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor's claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP."

Non-FFELP loans or "private credit loans" may or may not be insured by a private guarantor or surety. If guaranteed private credit loans are included in a trust, the trust and the holders of publicly offered securities may or may not have the benefit of the guarantee. The prospectus supplement for your securities will describe each private guarantor or surety for any private credit loans related to your securities if your securities have the benefit of the guarantee.

A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

Collection Account
For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes and the certificates. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.
Pre-Funding Account
A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the trust. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.
Reserve Account
The administrator will establish an account for each series called the reserve account. This account will be in the name of the indenture trustee and will be an asset of the trust. On the closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the amount of these additional deposits.

The prospectus supplement for each trust will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the securities. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.
Credit and Cash Flow or other Enhancement or Derivative Arrangements	Credit or cash flow enhancement for any series of securities may include one or more of the following:
• subordination of one or more classes of securities;
• a reserve account or a cash capitalization account;
• overcollateralization;

	•	letters of credit, credit or liquidity facilities;
	•	surety bonds;
	•	guaranteed investment contracts;
	•	interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements;
	•	agreements providing for third party payments; or
	•	other support, deposit or derivative arrangements.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions. See "Additional Information Regarding the Securities—Credit and Cash Flow or other Enhancement or Derivative Arrangements."

Purchase Agreements
For each trust, the depositor will acquire the related student loans under a purchase agreement. We will assign our rights under the purchase agreement to the trustee or eligible lender trustee, as applicable, on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements."
Sale Agreements
The depositor will sell the trust student loans to the trust under a sale agreement. The trustee or eligible lender trust, as applicable, will hold legal title to the trust student loans. The trust will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements."
Servicing Agreements
The servicer will enter into one or more servicing agreements covering the student loans held by each trust. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with any guarantor of the trust student loans and the Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the trust student loans. See "Servicing and Administration."
Servicing Fee
The servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement. See "Servicing and Administration—Servicing Compensation."
Administration Agreement	Sallie Mae, Inc. in its capacity as administrator, will enter into an administration agreement or administration agreements covering the student loans held by each trust.
Under the administration agreement, Sallie Mae, Inc. will undertake specific administrative duties for each trust. See "Servicing and Administration—Administration Agreement."
Administration Fee
The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement. See "Servicing and Administration—Administration Agreement."
Representations and Warranties of the Depositor
Under the sale agreement for each trust, the depositor, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.
Alternatively, we may substitute qualified substitute student loans rather than repurchasing the affected loans.

Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:
	•	principal balance;
	•	status—in-school, grace, deferment, forbearance or repayment;
	•	program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;
	•	school type;
	•	total return; and
	•	remaining term to maturity.
Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.
In addition, the depositor will have an obligation to reimburse the trust for:
	•	any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced; and
	•	any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.
See "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor."
Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers under the Purchase Agreements
In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans covered by the related purchase agreement. These representations and warranties will be similar to the representations and warranties made by the depositor under the related sale agreement. The related seller will have repurchase, substitution and reimbursement obligations under the purchase agreement that match those of the depositor under the sale agreement.
See "Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers."
Covenants of the Servicer
The servicer will agree to service the trust student loans in compliance with the servicing agreement and, as applicable, the Higher Education Act or the program rules for the private credit loans. It will have an obligation to purchase from a trust, or substitute qualified substitute student loans for, any trust student loan if the trust is materially and adversely affected by a breach of any covenant of the servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the program rules, or the requirements of a guarantor, but that does not affect that guarantor's obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.

If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made on the next collection period end date after the applicable cure period has expired, or as described in the related prospectus supplement.
In addition, the servicer has an obligation to reimburse the trust for:
• any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced; and
• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer's covenants.
See "Servicing and Administration—Servicer Covenants."
Optional Purchase
Subject to any limitations described in the applicable prospectus supplement, the servicer or another entity specified in the related prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools—Termination" in this prospectus.
Auction of Trust Assets
Subject to any limitations described in the applicable prospectus supplement, the indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when their pool balance reduces to 10% or less of the initial pool balance. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools—Termination" in this prospectus and "Summary of Terms—Auction of Trust Assets" in the related prospectus supplement.
Tax Considerations
On the closing date for a series, Shearman & Sterling LLP or another law firm identified in the prospectus supplement for your securities, as federal tax counsel to the applicable trust, will deliver an opinion that, for U.S. federal income tax purposes:
• the notes of that series will be characterized as debt; and
• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
In addition, a law firm identified in the applicable prospectus supplement, as Delaware tax counsel will deliver an opinion that:
• the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes; and
• holders of the securities that are not otherwise subject to Delaware taxation on income will not become subject to Delaware state tax as a result of their ownership of the securities.
By acquiring a note, you will agree to treat that note as indebtedness. By acquiring a certificate, you will agree to treat the related trust either as a partnership in which you are a partner for U.S. federal income tax purposes, or as otherwise described in the related prospectus supplement. See "U.S. Federal Income Tax Consequences" and "State Tax Consequences."
ERISA Considerations
A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.
Ratings	All of the securities will be rated in one of the four highest rating categories. The prospectus supplement for each trust will specify the ratings for the securities being issued.

RISK FACTORS

        You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

Because The Securities May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	The securities may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.
The Securities Are Not Suitable Investments For All Investors
The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.
If A Secondary Market For Your Securities Does Not Develop, The Value Of Your Securities May Diminish
The securities will be a new issue without an established trading market. While we intend to list the securities on a European exchange if specified in the related prospectus supplement, we do not intend to list the securities on any exchange in the United States. We cannot assure you that listing on a European exchange will be accepted nor, in any event, that a secondary market for the securities will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.
The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses
The trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans, the guarantee agreements, and, if so provided in the related prospectus supplement, a reserve account, any other accounts established in the trust's name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties any other credit or cash flow enhancements to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.
Private Student Loans May Have Greater Risk Of Default
The private student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private student loans such as the portfolio loans typically have already borrowed up to the maximum annual or aggregate limits under FFELP loans. As a result, borrowers of private student loans may be more likely to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private student loans or an increase in deference or forbearances could affect the timing and amount of available funds for any collection period and adversely affect a trust's ability to pay principal and interest on your securities. In addition, the private student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. Consequently, if a borrower defaults on a private student loan, you will bear the risk of loss to the extent that the reserve account or other credit enhancement provided in the structure is insufficient to cover such default.
Interests Of Other Persons In The Private Student Loans Could Be Superior To A Trust's Interest, Which May Result In Reduced Payments On Your Securities
Another person could acquire an interest in a private student loan that is superior to a trust's interest in that student loan because the promissory notes evidencing private student loans will not be segregated or marked as belonging to a trust and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect a trust's interest in the related private student loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private student loans. If another party purchases (or takes a security interest in) one or more private student loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private student loans without actual knowledge of the trust's interests because of the failure to segregate or mark those promissory notes, the new purchaser (or secured party) will acquire an interest in those private student loans superior to the interest of the applicable trust.
Risk Of Default Of Unguaranteed Student Loans	Some of the student loans are not guaranteed or insured by any federal or private guarantor, or by any other party or governmental agency. Consequently, you will bear any risk of loss resulting from the default by any borrower of a non-guaranteed student loan to the extent the amount of the default is not covered by the limited credit enhancement of the financing structure.
Risk Of Default By Private Guarantors
If a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement of the financing structure.
You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans
Most FFELP loans owned by the trust will be only 98% guaranteed. If a borrower defaults on a student loan that is only 98% guaranteed, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your securities.
If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities
All of the student loans will be unsecured. As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor. Student loans acquired by each trust may be subject to guarantee or surety agreements with a number of individual guarantors or insurance companies. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor's financial condition could be adversely affected by a number of factors including the amount of claims made against that guarantor as a result of borrower defaults.
A FFELP guarantor's financial condition could be adversely affected by a number of other factors including:
• the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;
• the amount of claims made against that guarantor as a result of borrower defaults;

•
the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and
•
changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.
If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.
The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities
If a FFELP guarantor is unable to meet its guarantee obligations, the trust may submit claims directly to the Department of Education for payment. The Department of Education's obligation to pay guarantee claims directly is dependent upon it determining that the guarantor is unable to meet its obligations. If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the FFELP guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.
You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financing and the general economy. Financing alternatives consist of various loan consolidation programs including, among others, in-school consolidation loans. The ability of borrowers to consolidate student loans while they are still in school may cause in-school consolidation loans to experience a higher rate of prepayments as borrowers incur additional indebtedness to fund their continuing education. In addition, a trust may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor.

Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

On the other hand, the student loans may be extended as a result of grace periods, deferment periods and forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to securityholders.
The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities
Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities
The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private credit loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:
• the guarantors' or sureties' inability or refusal to make guarantee or insurance payments on the trust student loans; or
• the Department of Education's refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans.
Loss of any program payments could adversely affect the amount of available funds and the trust's ability to pay principal and interest on your securities.
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities
Under some circumstances, the trust has the right to require the depositor or the servicer to purchase or substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the trust, if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that we or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.
The Noteholders' Right To Waive Defaults May Adversely Affect Certificateholders
The noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially and adversely affect the certificateholders.
Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities
Payments on the certificates may be subordinated to payments due on the notes of that series. In addition, some classes of notes may be subordinate to other classes. Consequently, holders of the certificates and the holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and the extent of any subordination.
The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

The securities may be repaid before you expect them to be if:

      •      the indenture trustee successfully conducts an auction sale or

      •      the servicer or other applicable entity exercises its option to purchase of all the trust student loans occurs.

Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.
The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs
Various incentive programs may be made available to borrowers by the sellers of the student loans. The servicer may also make these incentive programs available to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payment from SLM Education Credit Finance Corporation and the other sellers in an amount sufficient to offset the effective yield reductions. If these benefits are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.
Payment Offsets On FFELP Loans By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities
The eligible lender trustee will use the same Department of Education lender identification number for FFELP student loans in a trust as it uses for other FFELP student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the administrator among the various trusts that reference the same lender identification number.

If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust's ability to pay you principal and interest on the securities.

The servicing agreement for the trust student loans securing your securities and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, the amount of funds available to the trust from indemnification would not necessarily be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities
If a servicer default occurs, the indenture trustee or the noteholders in a given series of securities may remove the servicer without the consent of the trustee or eligible lender trustee or any of the certificateholders of that series. Only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
• the cost of the transfer of servicing to the successor;
• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or
• the servicing fees charged by the successor.
In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders.
The Bankruptcy Of The Depositor, SLM Education Credit Finance Corporation Or Any Other Seller Could Delay Or Reduce Payments On Your Securities
We have taken steps to assure that the voluntary or involuntary application for relief by SLM Corporation, SLM Education Credit Finance Corporation or any other seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLM Corporation, SLM Education Credit Finance Corporation or any other seller. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLM

Corporation, SLM Education Credit Finance Corporation or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.
SLM Education Credit Finance Corporation, the other sellers and the depositor intend that each transfer of student loans to the depositor will constitute a true sale.

If a transfer constitutes a true sale, the student loans and their proceeds would not be property of SLM Education Credit Finance Corporation or the other sellers should it become the subject of any insolvency law.

If SLM Education Credit Finance Corporation or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the securities could occur. In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

If the transfer of student loans by SLM Education Credit Finance Corporation or any other seller to us is treated as a pledge instead of a sale, a tax or government lien on the property of SLM Education Credit Finance Corporation or the applicable seller arising before the transfer of those student loans to the depositor may have priority over that trust's interest in the student loans.
The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default
Generally if an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the certificateholders. However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.
The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors
The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under the Federal Family Education Loan Program. If so, the servicer may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted FFELP loans. The level of demand currently existing in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under the Federal Family Education Loan Program and result in prepayments of student loans held by the trust.
Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or SLM Education Credit Finance Corporation and the Other Sellers And, Accordingly, Adversely Affect Your Securities
The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of SLM Education Credit Finance Corporation, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the securities that it issues.
The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans
For loans disbursed on or after July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education Loan Program. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.
Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.
Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities
The prospectus supplement for your securities will specify the minimum required ratings for the securities. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.
A Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service
The Servicemembers Civil Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.
The Servicemembers Civil Relief Act also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.
We do not know how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act.
Consumer Protection Laws May Affect Enforceability of Student Loans
Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

FORMATION OF THE TRUSTS

The Trusts

        The depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

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  acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

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  enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

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  issue the securities;

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  make payments on the securities; and

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  engage in other incidental or related activities.

        Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related securities to purchase the trust student loans.

        Following the purchase of the trust student loans, the assets of the trust will include:

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  the trust student loans themselves, legal title to which either the trustee or the trustee acting as the eligible lender trustee will hold;

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  all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety and Department of Education payments;

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  all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

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  all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

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  rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

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  rights under the guarantee or surety agreements with guarantors or insurers; and

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  any other property described in the prospectus supplement.

        The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

Eligible Lender Trustee

        If the trust student loans for your securities include education loans made under the Federal Family Education Loan Program, we will specify the eligible lender trustee for that trust in the prospectus supplement for your securities. Each eligible lender trustee will be the bank or trust company specified. It will acquire legal title to all trust student loans made under the Federal Family Education Loan Program on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

        The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

        The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

USE OF PROCEEDS

        On the closing date specified in the applicable prospectus supplement, the trustee will purchase the trust student loans from us and make an initial deposit into the collection account, the cash capitalization account, the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. The trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE DEPOSITOR, THE SELLERS,
THE SERVICER AND THE ADMINISTRATOR

The Depositor

        SLM Education Credit Funding LLC is a wholly-owned subsidiary of SLM Education Credit Finance Corporation. It was formed in Delaware on July 22, 2002 as a limited liability company with a single member. It has only limited purposes, which include purchasing student loans from SLM Education Credit Finance Corporation, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 20 Hemingway Drive, East Providence, Rhode Island 02915. Its telephone number is (401) 438-4500.

        The depositor has taken steps intended to prevent any application for relief by SLM Education Credit Finance Corporation under any insolvency law from resulting in consolidation of our assets and liabilities with those of SLM Education Credit Finance Corporation. The depositor cannot, without the affirmative vote of 100% of its board of managers, including the affirmative vote of each independent manager, do any of the following: (i) engage in any business or activity other than its limited purposes (described above), (ii) incur any indebtedness other than in certain limited circumstances, (iii) dissolve or liquidate, in whole or in part, (iv) consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, or (vi) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the Seller or a substantial property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the above. There can be no assurance that the activities of the depositor or any seller would not result in a court concluding that some or all of the assets and liabilities of the seller or of the trust should be substantively consolidated with or restored to or made a part of those of SLM Education Credit Finance Corporation in a proceeding under the Bankruptcy Code. If a court were to reach such a conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of such distributions could result.

        We have structured the transactions described in this prospectus to assure that the transfer of the student loans by SLM Education Credit Finance Corporation or any other seller to us constitutes a "true sale" of the student loans. If the transfer constitutes a "true sale," the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.

        Upon each issuance of securities, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to us would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

        The depositor will also represent and warrant that each sale of student loans by us to the trust is a valid sale of those loans. In addition, the depositor, the trustee, the eligible lender trustee and the trust will treat the conveyance of the student loans as a sale. The depositor and SLM Education Credit Finance Corporation and each other seller will take all actions that are required so the trustee or eligible lender trustee, as applicable, will be treated as the legal owner of the student loans.

The Sellers

        SLM Education Credit Finance Corporation.    SLM Education Credit Finance Corporation, formerly known as NM Education Loan Corporation and subsequently as SLM

Education Credit Management Corporation, is a wholly-owned subsidiary of SLM Corporation. SLM ECFC was formed on July 27, 1999. It changed its name to SLM Education Credit Finance Corporation on November 19, 2003. SLM ECFC purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the FFELP loan program described in Appendix A to this prospectus. It also purchases loans made by these affiliates that are not originated under the FFELP loan program, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, loans that are privately insured by entities other than the guarantors and not reinsured by the federal government and loans that are not insured.

        VG Funding, LLC.    VG Funding LLC is a limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to VG Funding, LLC as VG Funding. VG Funding was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit loans programs, for re-sale in various securitization transactions. Sallie Mae, Inc. services all loans owned by VG Funding.

        The Other Sellers.    If your securities will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the prospectus supplement for your securities will provide you details about that other seller.

        The prospectus supplement for a series may contain additional information concerning the administrator, the depositor, the servicer or the sellers.

SLM Education Credit Finance Corporation's Student Loan Financing Business

        SLM Education Credit Finance Corporation purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the Federal Family Education Loan Program, all of which are insured by guarantors and reinsured by the Department of Education. "Appendix A—Federal Family Education Loan Program" to this prospectus describes these federally sponsored programs. It also purchases loans made by these affiliates that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, loans which are privately insured by entities other than the guarantors and not reinsured by the federal government and loans which are not insured.

        When SLM Education Credit Finance Corporation purchases loans from its affiliates, these purchases occur at various times including:

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  shortly after loan origination;

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  while the borrowers are still in school;

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  just before their conversion to repayment after borrowers graduate or otherwise leave school; or

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  while the loans are in repayment.

        FFELP Loans.    As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through the Federal Family Education Loan Program will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related prospectus supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). See "Appendix A—Federal Family Education Loan Program".

        Private Credit Loans.    In addition to the FFELP loans originated under the Higher Education Act, the seller and other affiliates of SLM Corporation have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents ("Private Undergraduate Loans") and graduate students ("Private Graduate Loans"), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. Private Undergraduate Loans and some Private Graduate Loans are marketed as Signature Student Loans. Private Graduate Loans made to law students are marketed as LAWLOANS. Private Graduate Loans made to medical students are marketed as MEDLOANS. Private Graduate Loans made to business school graduate students are marketed as MBA Loans. In addition, a law student may also receive a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation. The Private Undergraduate Loans, Private Graduate Loans, MEDLOANS, LAWLOANS and MBA Loans, are sometimes referred to collectively as the "Private Credit Loans." The holders of Private Credit Loans are not entitled to receive any federal assistance with respect thereto.

        The types of private credit loans which may be purchased by SLM Education Credit Finance Corporation include but are not limited to:

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  Signature Student Loans.    The seller acquires Signature Student Loans originated by several commercial banks in the United States. Signature Student Loans provide undergraduate and graduate students (other than law, medical, dental or business school students) supplemental funding that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Signature Student Loans were introduced to students in 1995 and are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your securities. Signature Student Loans are not guaranteed by any federal guarantor, or by any governmental agency.

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  LAWLOANS.    The seller acquires LAWLOANS originated by several commercial banks in the United States. LAWLOANS provide law students additional educational financing to help pay for the costs of attending law school and to finance the costs of taking one or more state bar examinations upon graduation from law school. LAWLOANS were introduced to students in 1986 and are serviced on behalf of the seller by the servicer. LAWLOANS are not guaranteed by any federal guarantor, or by any governmental agency.

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  MEDLOANS.    The seller acquires MEDLOANS originated by several commercial banks in the United States. MEDLOANS provide medical students additional educational financing to help pay for the costs of attending medical school. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation. MEDLOANS were introduced to students in 1992 and are serviced on behalf of the seller by the servicer. MEDLOANS are not guaranteed by any federal guarantor, or by any governmental agency.

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  MBA Loans.    The seller acquires MBA Loans originated by several commercial banks in the United States. MBA Loans provide business school students additional educational financing to help pay for the costs of attending graduate school. MBA Loans were introduced to students in 1990 and are serviced on behalf of the seller by the servicer. MBA Loans are not guaranteed by any federal guarantor, or by any governmental agency.

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  Other Private Credit Loan Programs.    From time to time the seller may acquire private credit loans originated under other loan programs. If the trust for your securities were to purchase any of those loans, the prospectus supplement for your securities would describe the loans and the loan program.

        Each trust may have a different combination of FFELP loans and private credit loans. The prospectus supplement for your securities will identify the specific types of trust student loans related to your securities and will provide more specific details of the loan program involved. We have included program descriptions for the Signature Student Loan Program, LAWLOANS Program, MBA Loans Program and MEDLOANS Program as described in "Appendix B," "Appendix C," "Appendix D" and "Appendix E", respectively. Any other private loan programs will be described in a similar manner.

Underwriting of Private Credit Loans

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  Signature Student Loans, LAWLOANS and MBA Loans.    Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by the commercial banks originating these loans. Prior to 1998, judgmental criteria were applied and considered such elements of a borrower's credit history as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgements, unpaid liens, educational loan defaults, etc., and in the case of co-borrowers, debt to income ratios and job history. Beginning in

    May 1998, FICO scoring was employed along with additional judgmental tests, including debt to income tests for co-borrowers. Freshmen borrowers, in all cases, require a co-borrower and other students who fail the underwriting criteria are only granted credit if they obtain a credit-worthy co-borrower.

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  MEDLOANS.    Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by the commercial banks originating these loans. Since inception, judgmental criteria have been applied and considered such elements of a borrower's credit history as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.

The Servicer and the Administrator

        Sallie Mae, Inc. will service the trust student loans on behalf of each trust. It will also act as administrator. Sallie Mae, Inc., which we sometimes refer to as SMI, is a wholly owned subsidiary of SLM Corporation. It manages and operates the loan servicing functions for SLM Corporation and its affiliates. Effective as of December 31, 2003, SMI merged with Sallie Mae Servicing L.P. SMI was the surviving entity and succeeded to all the rights and obligations of Sallie Mae Servicing L.P. SMI is a Delaware corporation and its principal executive offices are at 12061 Bluemont Way, V3419, Reston, Virginia 20190. Its telephone number is (703) 810-3000.

        SMI's loan servicing centers service the vast majority of student loans owned by SLM Corporation and its subsidiaries. The centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. SMI may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement.

        The prospectus supplement for a series may contain additional information concerning the administrator, the depositor or the servicer.

THE STUDENT LOAN POOLS

        The depositor will purchase the trust student loans from the seller or sellers described in the prospectus supplement for your securities out of the portfolio of student loans held by that seller. The trust student loans must meet several criteria, including:

        For each loan made under the Federal Family Education Loan Program:

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  The loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under the FFELP.

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  Each loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

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  Each loan contains terms required by the program and the applicable guarantee agreements.

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  Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

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  Each loan satisfies any other criteria described in the related prospectus supplement.

        For each private loan:

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  The loan may be guaranteed or insured as to principal and interest by a guarantor or insurer identified in the prospectus supplement.

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  Each loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

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  Each loan contains terms required by the program and the applicable guarantee agreements.

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  Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

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  Each loan satisfies any other criteria described in the related prospectus supplement.

        The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

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  The composition of the pool;

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  The distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity;

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  the borrowers' states of residence; and

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  the percentages of the student loans guaranteed by the applicable guarantors.

        Servicing.     Prior to the purchase of a loan by the applicable Sallie Mae entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Sallie Mae entity.

        The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor's guarantee agreement require strict adherence to these stated due diligence and collection procedures.

        Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

        A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called "curing the defect". Interest penalties are commonly incurred on loans that are cured. The servicer's recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

        The servicer's internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. SLM Education Credit Finance Corporation also requires its third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

        In addition, SLM Education Credit Finance Corporation offers some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under SLM Education Credit Finance Corporation's graduated repayment program, some student loans provide for an "interest only" period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term.

        In other cases, SLM Education Credit Finance Corporation offers borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

        SLM Education Credit Finance Corporation also offers an income-sensitive repayment plan under which repayments are based on the borrower's income. Under this plan, ultimate repayment may be delayed up to five years.

        Incentive Programs.     SLM Corporation and its subsidiaries have offered, and intend to continue to offer, incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:

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  Great Rewardssm. Under the Great Rewardssm program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

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  Great Returnssm. Under the Great Returnssm program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

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  Direct Repay plan. Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

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  Cash Back plan. Under the Cash Back plan, borrowers whose loans were disbursed between July 1, 2002 and June 30, 2003 and who enroll in Manage Your Loanssm, the servicer's on-line account manager, agree to receive their account information by e-mail and make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

        We cannot predict how many borrowers will participate in these programs.

        These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments from the sellers in an amount sufficient to offset the effective yield reductions.

Delinquencies, Defaults, Claims and Net Losses

        Information about delinquencies, defaults, guarantee claims and net losses on FFELP student loans is available in the Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Payment of Notes

        Upon the payment in full of all outstanding notes of a given series, the trustee or eligible lender trustee, as applicable, will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related sale agreement.

Depositor Liability

        Under each trust agreement, the depositor will agree to act as the general partner of the related trust. It will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities, other than for amounts payable by the trust on the related notes or certificates, arising out of the trust agreement as though the arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which we were a general partner.

Termination

        For each trust, the obligations of the servicer, the depositor, the administrator, the trustee, or the eligible lender trustee, as applicable, and the indenture trustee under the transfer and servicing agreements will terminate upon:

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  the maturity or other liquidation of the last trust student loan; and the disposition of any amount received upon liquidation of any remaining trust student loan; and

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  the payment to the securityholders of all amounts required to be paid to them.

        The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes and certificates. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

        The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. SLM Education Credit Finance Corporation and each other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, SLM Education Credit Finance Corporation, each other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance.

TRANSFER AND SERVICING AGREEMENTS

General

        The following is a summary of the important terms of the sale agreements under which the trusts will purchase student loans from the depositor, and the purchase agreements under which the depositor will acquire the student loans from the seller specified in the prospectus supplement for your securities. We have filed forms of the sale agreement and purchase agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the sale agreements and the purchase agreements. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the "transfer and servicing agreements."

Purchase of Student Loans by the Depositor; Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers

        On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the date specified in the prospectus supplement.

        In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

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  each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

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  the information provided about the student loans is true and correct as of the cutoff date;

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  each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee or insurance agreement; and

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  with respect to FFELP loans, each student loan is guaranteed by the applicable guarantor.

        Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:

  •
  for any shortfall between:

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  the purchase amount of the qualified substitute student loans, and

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  the purchase amount of the trust student loans being replaced; and

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  for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

        The repurchase or substitution and reimbursement obligations of SLM Education Credit Finance Corporation and each other seller constitute the sole remedy available to the depositor for any uncured breach. The seller's repurchase or substitution and reimbursement obligations are contractual obligations that the seller or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

        On the closing date, the depositor will sell to the trustee or eligible lender trustee, as applicable, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The trustee or eligible lender trustee concurrently with that sale will issue the certificates and notes. The trust will apply net proceeds from the sale of the notes and certificates to purchase the student loans from the depositor.

        In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of security holders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

        Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

        The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the securityholders for any uncured breach. The depositor's repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture.

Custodian of Promissory Notes

        To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor's and the servicer's records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

        The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

  •
  the amount in the pre-funding account on the closing date;

  •
  the length of the funding period; and

  •
  the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

        If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the securityholders will receive any remaining amounts.

Amendments to Transfer and Servicing Agreements

        The parties to the transfer and servicing agreements may amend them without the consent of securityholders if, in the opinion of counsel satisfactory to the indenture trustee and trustee or eligible lender trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders or certificateholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders and certificateholders. However, such an amendment may not reduce the percentage of the notes or certificates required to consent to an amendment, without the consent of the holders of all the outstanding notes and certificates.

SERVICING AND ADMINISTRATION

General

        The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

        For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

        For any series of securities, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.

        In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

        Each trust account will be either:

  •
  a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

  •
  a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Servicing Procedures

        Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service student loans owned by SLM Corporation and its affiliates and in compliance with the guarantee agreements and all other applicable federal and state laws including, if applicable, the Higher Education Act.

        The duties of the servicer include the following:

  •
  collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

  •
  responding to inquiries from borrowers;

  •
  attempting to collect delinquent payments; and

  •
  sending out statements and payment coupons to borrowers.

        In addition, the servicer will keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the trustee or the eligible lender trustee, as applicable, and the securityholders, in accordance with the servicer's customary practices and as specifically required in the servicing agreement.

Payments on Student Loans

        The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

        However, for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.

        A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

        The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

Servicer Covenants

        For each trust, the servicer will agree that:

  •
  it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

  •
  it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the trustee or eligible lender trustee, as applicable, and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

  •
  it will do nothing to impair the rights of the certificateholders and noteholders in the trust student loans; and

  •
  it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

        Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

        The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated. If the trust student loan to be purchased is a FFELP loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—currently either 98% or 100%—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust's interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

        In addition, the servicer will be obligated to reimburse the related trust:

  •
  for the shortfall, if any, between

  •
  the purchase amount of any qualified substitute student loans, and

  •
  the purchase amount of the trust student loans being replaced; and

  •
  for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

        The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

        For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

  •
  a specified annual percentage of the pool balance;

  •
  a unit amount based on the number of accounts and other activity or event related fees;

  •
  any combination of these; or

  •
  any other formulation described in the related prospectus supplement.

        The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement.

        The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

  •
  collecting and posting all payments;

  •
  responding to inquiries of borrowers on the trust student loans;

  •
  investigating delinquencies;

  •
  pursuing, filing and collecting any program payments;

  •
  accounting for collections;

  •
  furnishing monthly and annual statements to the trustees; and

  •
  paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

        As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the trustee or the eligible lender trustee, as applicable, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

        The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer's compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

        The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and trustee or eligible lender trustee, as applicable, notice of servicer defaults under the servicing agreement.

        You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

Matters Regarding the Servicer

        The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

        Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

  •
  the successor to the servicer's operations assumes in writing all of the obligations of the servicer;

  •
  the sale or transfer and the assumption comply with the requirements of the servicing agreement; and

  •
  the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

        Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to securityholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

  •
  its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions; or

  •
  any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

        In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

        Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

        A servicer default under each servicing agreement will consist of:

  •
  any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee, the trustee or the eligible lender trustee;

  •
  any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, trustee, or eligible lender trustee or administrator or (2) to the servicer, the indenture trustee and the trustee or eligible lender trustee by holders of 50% or more of the outstanding notes (or the most senior notes then outstanding if applicable) or certificates (or subordinate notes, if applicable);

  •
  the occurrence of an insolvency event involving the servicer; and

  •
  any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

        An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

        A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

        As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the most senior notes then outstanding, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee or eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or the most senior notes then outstanding if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes and certificates. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

        For each trust, the holders of a majority of the outstanding notes (or the most senior notes then outstanding, if applicable) or a majority of the outstanding certificates (or subordinate notes, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the most senior noteholders then outstanding, if applicable) may, on behalf of all noteholders and certificateholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the senior noteholders, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the certificateholders (or the subordinate noteholders, if applicable). No waiver will impair the noteholders' or certificateholders' rights as to subsequent defaults.

Administration Agreement

        Sallie Mae, Inc., as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

  •
  directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

  •
  preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the trustee, the eligible lender trustee and the indenture trustee and any related U.S. federal income tax reporting information; and

  •
  providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

        As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SMI may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SMI's duties under the administration agreement.

        Each administration agreement will provide that the administrator may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates.

Administrator Default

        An administrator default under an administration agreement will consist of:

  •
  any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

  •
  any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

  •
  any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given:

  (1)
  to the administrator by the indenture trustee, the trustee, or the eligible lender trustee, or

  (2)
  to the administrator, the indenture trustee, the trustee or the eligible lender trustee, as applicable, by holders of 50% or more of the notes (or senior notes, if applicable) or certificates (or subordinate notes if applicable); and

  •
  the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

        As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable) may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee or the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) may remove the administrator if an administrator default occurs while the notes, (or senior notes, if applicable) are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under an administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes and the certificates.

Statements to Indenture Trustee and Trust

        Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee, trustee and eligible lender trustee, as applicable, as of the end of the preceding collection period. The statement will include:

  •
  the amount of principal distributions for each class;

  •
  the amount of interest distributions for each class and the applicable interest rates;

  •
  the pool balance at the end of the preceding collection period;

  •
  the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

  •
  the servicing and the administration fees for that collection period;

  •
  the interest rates, if available, for the next period for each class;

  •
  the amount of any aggregate realized losses for that collection period;

  •
  the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

  •
  the amount of any carryover servicing fee for that collection period;

  •
  the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

  •
  the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer any seller from the trust in that collection period;

  •
  the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

  •
  the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

Evidence as to Compliance

        Each administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the administration agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

        Each administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator will agree to give the indenture trustee, trustee and eligible lender trustee, if applicable, notice of administrator defaults under each administration agreement.

        You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

TRADING INFORMATION

        The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

  •
  borrower default, death, disability or bankruptcy;

  •
  the closing of the borrower's school;

  •
  the school's false certification of borrower eligibility;

  •
  liquidation of the student loan or collection of the related guarantee payments; and

  •
  purchase of a student loan by the depositor or the servicer.

        All of the student loans are prepayable at any time without penalty.

        A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

        On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

        Some of the terms of payment that a seller offer to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated phased in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers may also offer income-sensitive repayment plans, under which repayments are based on the borrower's income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related securities could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and certificates and reduce the effective yield on student loans included in the trust.

        The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, incentive payment programs or repayment programs currently or in the future made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans.

        In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

        The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

  •
  the original denomination of your note or certificate; and

  •
  the applicable pool factor.

        Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See "Additional Information Regarding the Securities—Reports to Securityholders."

DESCRIPTION OF THE NOTES

General

        Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

        Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (which is known as Clearstream, Luxembourg), formerly known as Cedel bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

        The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also "Additional Information Regarding the Securities—Fixed Rate Securities" and "—Floating Rate Securities." One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor's exercising its option to purchase the related trust student loans.

        Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See "Additional Information Regarding the Securities—Distributions" and "—Credit and Cash Flow or other Enhancement or Derivative Arrangements."

        In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

The Indenture

        General.     The notes will be issued under and secured by an indenture entered into by the trust and the indenture trustee and, if any portion of the trust student loans are FFELP loans, the eligible lender trustee.

        Modification of Indenture.     With the consent of the holders of a majority of the affected notes of the related series, the indenture trustee and the trustee or the eligible lender trustee, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.

        However, without the consent of the holder of each affected note, no supplemental indenture will:

  •
  change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

  •
  change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

  •
  change the place of payment or the payment currency for any note;

  •
  impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

  •
  reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

  •
  modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

  •
  reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

  •
  modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

  •
  modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

  •
  permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

        The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

        Events of Default; Rights Upon Event of Default.     An "event of default" under the indenture will consist of the following:

  •
  a default for five business days or more in the payment of any interest on any note (or senior notes, if applicable) after it is due or as provided in the prospectus supplement for your securities;

  •
  a default in the payment of the principal of any note at maturity;

  •
  a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes (or senior notes, if applicable); or

  •
  the occurrence of an insolvency event involving the trust.

        The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

        If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes (or senior notes, if applicable) may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes (or senior notes, if applicable).

        If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

  •
  exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture;

  •
  sell those properties; or

  •
  elect to have the trustee or eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

        However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

  •
  the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale;

  •
  the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes (or senior notes, if applicable) at the date of the sale; or

  •
  the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).

        Such a sale also requires the consent of the holders of a majority of the outstanding certificates (or subordinate notes, if applicable) unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates (or subordinate notes, if applicable).

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

        No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  •
  the holder previously has given to the indenture trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% of the outstanding notes (or senior notes, if applicable) have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee;

  •
  the holder or holders have offered the indenture trustee reasonable indemnity;

  •
  the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding; and

  •
  no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes (or senior notes, if applicable).

        In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        The indenture trustee, each seller, the depositor, the administrator, the servicer, the trustee in its individual capacity, the eligible lender trustee in its individual capacity, the certificate holders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

        Certain Covenants.     Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

  •
  the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

  •
  no default will occur and be continuing immediately after the merger or consolidation;

  •
  the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation; and

  •
  the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

        Each trust will not:

  •
  except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust;

  •
  claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue

    Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

  •
  except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part;

  •
  permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture; or

  •
  permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

        No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust—The Trust." In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

        Indenture Trustee's Annual Report.     Each indenture trustee will be required to mail all noteholders and certificateholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

        Satisfaction and Discharge of Indenture.     An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

        The Indenture Trustee.     The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee or the trustee, as the case may be, must appoint a successor. The eligible lender trustee may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee or the trustee, as the case may be, must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

DESCRIPTION OF THE CERTIFICATES

General

        For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

        If issued, the certificates will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. DTC's nominee, Cede & Co., is expected to be the holder of record of any certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee. Certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that their certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

        The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-rate, or any combination of the foregoing.

        The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

        The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

ADDITIONAL INFORMATION REGARDING THE SECURITIES

        Each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

        Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes—Principal and Interest on the Notes" and "Description of the Certificates."

Floating Rate Securities

        Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

        Floating rate securities also may have either or both of the following:

  •
  a maximum limitation, or ceiling, on its interest rate; and

  •
  a minimum limitation, or floor, on its interest rate.

        In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

        Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the trustee, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

Distributions

        Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

        General.     The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

  •
  subordination of one or more classes of securities;

  •
  reserve accounts;

  •
  cash capitalization accounts;

  •
  overcollateralization;

  •
  letters of credit, credit or liquidity facilities;

  •
  cash collateral accounts;

  •
  financial insurance;

  •
  commitment agreements;

  •
  surety bonds;

  •
  guaranteed investment contracts;

  •
  swaps, including interest rate and currency swaps and cap agreements;

  •
  exchange agreements;

  •
  interest rate protection agreements;

  •
  repurchase obligations;

  •
  put or call options;

  •
  yield protection agreements;

  •
  other agreements providing for third party payments;

  •
  any combination of the foregoing; or

  •
  other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

        The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

        Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

        Reserve Account.     If so provided in the related prospectus supplement, the administrator will establish a reserve account for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Insolvency Events

        Each trust agreement will provide that the trustee or eligible lender trustee, as applicable, may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all certificateholders, excluding the depositor, of the related series. In order to commence a voluntary bankruptcy, all certificateholders, excluding us, must deliver to the trustee or eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

        Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream, Luxembourg or Euroclear.

        Cede & Co., as nominee for DTC, will hold one or more global notes and certificates. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B in this prospectus.

        DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee, the trustee or the eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

        Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

        DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

        Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

        All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Definitive Securities

        The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

  •
  the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

  •
  the administrator, at its option, elects to terminate the book-entry system through DTC; or

  •
  after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

        Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

        However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

        Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Securityholders

        Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

        Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the trustee or eligible lender trustee, as applicable, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

Reports to Securityholders

        On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Servicing and Administration—Statements to the Indenture Trustee and the Trust." Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its U.S. federal income tax return. See "U.S. Federal Income Tax Consequences."

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

        Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trustee or eligible lender trustee on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the trustee or eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

  •
  A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

  •
  A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

        If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor, the trustee or the eligible lender trustee in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor, the trustee or the eligible lender trustee free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor, the trustee or the eligible lender trustee.

        Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the trustee or eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

  •
  purchased the student loans in the ordinary course of its business,

  •
  took possession of the student loans, and

  •
  acquired the student loans for new value and without actual knowledge of the related trustee's or eligible lender trustee's interest,

then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the trustee or the eligible lender trustee.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "Servicing and Administration—Servicer Covenants."

Loan Origination and Servicing Procedures Applicable to the Trust Student Loans

        The servicer will perform collection and servicing procedures on behalf of the trusts. Any failure could result in the guarantor's refusal to pay any insurance claims on defaulted trust student loans.

        FFELP Loans.     The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

        The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

        Non-FFELP Loans.     If the Private Credit Loans on any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

        The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

Student Loans Generally Not Subject to Discharge in Bankruptcy

        Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge would impose an undue hardship on the debtor and the debtor's dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is, in the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies and traders that elect to mark-to-market their securities). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also assumes that, with respect to securities reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.

        This summary is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differi ng interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the securities. Thus, there can be no assurance that the U.S. federal income tax consequences of the securities described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the "IRS") or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.

        Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a security to any holder who is not a U.S. person. As used herein, "U.S. person" means a person that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

        To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

        For purposes of this summary, references to the trust, the securities and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. References to a holder of a security generally are deemed to refer to the beneficial owner of the security.

Tax Characterization of the Trust

        Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Securities

        Treatment of the Securities as Indebtedness.     Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify, and the certificates would qualify, as debt for U.S. federal income tax purposes. The depositor will agree, and the securityholders will agree by their purchase of the securities, to treat the securities as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the securities is correct. Treatment of the securities as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Securityholders should consult their own tax advisors regarding the possibility that the securities could be treated as equity interests.

        Stated Interest.     Stated interest on the securities will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the securities.

        Original Issue Discount.     Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount. Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated securities as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless stated otherwise herein, the discussion below assumes that all payments on the securities are denominated in U.S. dollars, and that the interest formula for the securities meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, except as described forth below. If these conditions are not satisfied with respect to a series of securities, additional tax considerations with respect to the securities will be disclosed in the prospectus supplement.

        A security will be treated as issued with OID if the excess of the security's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the security's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities, calculated using the "prepayment assumption," if any, used in pricing the securities and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a security should be the first price at which a substantial amount of the securities is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a security of a series is generally equal to all payments on a security other than payments of "qualified stated interest." Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the security. Any de minimis OID must be included in income as principal payments are received on the securities in the proportion that each such payment bears to the original principal balance of the security. The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Disposition" below.

        If the securities are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a security for each day during the taxable year or portion of the taxable year in which the holder holds the security. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the securities issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Holders of the securities should consult their own tax advisors regarding the impact of the OID rules in the event that securities are issued with OID.

        In the event a holder purchases a security issued with OID at an acquisition premium—that is, at a price in excess of its "adjusted issue price" but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the security in all prior periods, other than "qualified stated interest" payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

        An initial holder who owns an interest in more than one class of securities with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

        Market Discount.     The securities, whether or not issued with original issue discount, may be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules apply if the holder purchases the security at a market discount—that is, a discount from its stated redemption price at maturity or, if the securities were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the security at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

        Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a security issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Disposition" below.

        Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a security with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

        Amortizable Bond Premium.     In general, if a holder purchases a security at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the security with "amortizable bond premium" equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under "—Market Discount" over the remaining term of the note, using the prepayment assumption, if any. A holder's tax basis in the security will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a security held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the security.

        Election to Treat all Interest as OID.     A holder may elect to include in gross income all interest with respect to the securities, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under "—Original Issue Discount." This election will generally apply only to the specific security for which it was made. It may not be revoked without the consent of the IRS. Holders should consult their own tax advisors before making this election.

        Sale or Other Disposition.     If a holder of a security sells the security, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the security. The adjusted tax basis will equal the holder's cost for the security, increased by any market discount, OID and gain previously included by the holder in income with respect to the security, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the security holder with respect to the security. Any such gain or loss will be capital gain or loss if the security was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the security was held for more than one year. Capital losses generally may be used only to offset capital gains.

        Waivers and Amendments.     An indenture for a series may permit securityholders to waive an event of default or rescind an acceleration of the securities in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the securities, could be treated for U.S. federal income tax purposes as a constructive exchange by a holder of the securities for new securities, upon which gain or loss might be recognized.

        Tax Consequences to Foreign Investors.     The following information describes the material U.S. federal income tax treatment of investors in the securities that are foreign persons. The term "foreign person" means any person other than a U.S. person, as defined above. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors should consult their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the securities.

        Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person:

  •
  is not actually or constructively a "10 percent shareholder" of SLM Corporation or a "controlled foreign corporation" with respect to which SLM Corporation is a "related person" within the meaning of the Code; and

  •
  provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person's name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

        If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see "Appendix F—U.S. Federal Income Tax Documentation Requirements."

        Any capital gain realized on the sale or other taxable disposition of a security by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

  •
  in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

        If the interest, gain or income on a security held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        Information Reporting and Backup Withholding.     The indenture trustee will be required to report annually to the IRS, and to each securityholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the securities and the amount withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each securityholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct U.S. federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt certificateholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect U.S. federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the certificateholder, or the proceeds from the sale or other disposition of the securities, and remit the withheld amounts to the IRS as a credit against the holder's U.S. federal income tax liability.

EUROPEAN UNION DIRECTIVE
ON THE TAXATION OF SAVINGS INCOME

        The European Union has adopted a Directive regarding the taxation of savings income. Member states of the European Union ("Member States") are required to provide to the tax authorities of other Member States details of payments of interest or other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        The withholding tax provisions of the Directive could apply to payments on securities made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the securities will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

STATE TAX CONSEQUENCES

        The above discussion does not address the tax treatment of the related trust or the notes, the certificates, or the holders of the notes or the certificates of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer's operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the securities. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes and certificates.

* * *

The federal and state tax discussions described above may not be applicable depending upon each securityholder's particular tax situation. Prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, impose certain restrictions on:

  •
  employee benefit plans as defined in Section 3(3) of ERISA;

  •
  certain other retirement plans and arrangements described in Section 4975 of the Code, including:

  1.
  individual retirement accounts and annuities,

  2.
  Keogh plans,

  3.
  collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

  4.
  any other entity whose assets are deemed to be "plan assets" as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

  •
  persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

        The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

        Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

        ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, an auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

The Notes

        Under regulations issued by the Department of Labor called the "Plan Asset Regulations," if a Plan makes an "equity" investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as "equity" for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

        Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations. However, without regard to this characterization of the securities, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the trustee, the indenture trustee, or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as the following class exemptions:

  •
  Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

  •
  PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

  •
  PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

  •
  PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

  •
  PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

        These class exemptions may not apply with respect to any particular Plan's investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the trustee, the eligible lender trustee, the indenture trustee, the servicer, the administrator, or any provider of credit support or any of their affiliates is a

Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative class or individual exemptions.

The Certificates

        Unless described differently in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in that entity. As discussed above, the purchase of an equity interest in a trust will result in the assets of that trust being deemed Plan assets for the purposes of ERISA and the Code, and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code which may result in an excise tax or other penalties and liabilities under ERISA and the Code.

        By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a Plan to purchase certificates.

        If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

* * *

A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

AVAILABLE INFORMATION

        SLM Education Credit Funding LLC, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

  •
  100 F Street, N.E., Washington, D.C. 20549;

and at the SEC's regional offices at

  •
  175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

  •
  233 Broadway, New York, New York 10279.

        In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330.

        The registration statement may also be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC's website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

        The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

        The trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934. The reports concerning the trust are required to be delivered to the holders of the securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

        All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

        Written requests for copies should be directed to SLM Education Credit Funding LLC, in care of Corporate and Investor Relations, Sallie Mae, Inc., 12061 Bluemont Way, V3419, Reston, Virginia 20190. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

        The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate placement agreement for the certificates of that series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

        The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate of ours may offer some or all of the securities for sale directly.

        The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

        Each prospectus supplement will either:

  •
  show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

  •
  specify that the notes and certificates will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

        After the initial public offering of any notes, the offering prices and concessions may be changed.

        Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

        An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

        Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

        The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

        Each underwriting agreement will provide that the depositor and SLM Education Credit Finance Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

        Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

        Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

        The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

        Robert S. Lavet, Esq. General Counsel of SLM Corporation an Associate General Counsel of SLM Corporation, as counsel to SLM Education Credit Finance Corporation, any other sellers, the administrator, the servicer and the depositor, and McKee Nelson LLP of New York, NY, special counsel to SLM Education Credit Finance Corporation, any other sellers, the administrator, the servicer and the depositor, will give opinions on specific matters for the trust, the seller, the administrator, the servicer and the administrator.

        Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

        The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

  •
  default of the borrower;

  •
  the death, bankruptcy or permanent, total disability of the borrower;

  •
  closing of the borrower's school prior to the end of the academic period;

  •
  false certification by the borrower's school of his eligibility for the loan; and

  •
  an unpaid school refund.

        In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

        Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

        Four types of student loans are currently authorized under the Higher Education Act:

  •
  Subsidized Stafford Loans to students who demonstrate requisite financial need;

  •
  Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

  •
  Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

  •
  Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

        Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

        This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

        The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act was amended by the Ticket to Work and Work Incentives Improvement Act of 1999, the Consolidated Appropriations Act of 2001, Public Law 107-139 in 2002 and Public Law 108-366 in 2004.

        In 1993 Congress created the William D. Ford Federal Direct Loan Program ("FDLP") pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

        The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366. The 1998 reauthorization, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

        The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

        The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

        Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and

(iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

Eligible Lenders, Students and Educational Institutions

        Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a "qualified student." A "qualified student" is an individual who

  •
  is a United States citizen, national or permanent resident;

  •
  has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

  •
  is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

  •
  meets the financial need requirements for the particular loan program.

        Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

        Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

        The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

        The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

        For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

          (1)   determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

          (2)   subtracting the applicable borrower interest rate;

          (3)   adding the applicable special allowance margin described in the table below; and

          (4)   dividing the resultant percentage by 4.

        If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment
3.10% for PLUS, SLS and Consolidation Loans

        For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

          (1)   determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

          (2)   subtracting the applicable borrower interest rate;

          (3)   adding the applicable special allowance margin described in the table below; and

          (4)   dividing the resultant percentage by 4.

        If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment
2.64% for PLUS and Consolidation Loans

        Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

        For Stafford Loans, the Higher Education Act provides for:

  •
  federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

  •
  federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

  •
  special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

        We refer to all three types of assistance as "federal assistance."

        Interest.     The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06	6.8%	N/A	N/A

        The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

  •
  the applicable maximum borrower rate

        and

  •
  the sum of

  •
  the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

          and

    •
    the applicable interest rate margin.

        Under current law, Stafford Loans with a first disbursement on or after July 1, 2006 will revert to a fixed annual interest rate of 6.8%.

        Interest Subsidy Payments.     The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

  •
  while the borrower is a qualified student;

  •
  during the grace period; and

  •
  during prescribed deferral periods.

        The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

  •
  satisfaction of need criteria; and

  •
  continued eligibility of the loan for federal insurance or reinsurance.

        If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

        Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

        Loan Limits.     The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students	Independent Students
Borrower's Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Additional Unsubsidized only on or after 7/1/94	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$4,000	$6,625
2nd year	$3,500	$4,000	$7,500
3rd year and above	$5,500	$5,000	$10,500
Graduate (per year)	$8,500	$10,000	$18,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$46,000
Graduate (including undergraduate)	$65,500	$73,000	$138,500

        For the purposes of the table above:

  •
  The loan limits include both FFELP and FDLP loans.

  •
  The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

  •
  Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the middle column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and they cannot qualify for a PLUS Loan.

  •
  Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

  •
  The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

        Repayment.     Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a six month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

        Grace Periods, Deferral Periods and Forbearance Periods.     After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

        For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

  •
  while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

  •
  when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

  •
  when the lender determines that repayment will cause the borrower "economic hardship", as defined in the Act, subject to a maximum deferment of 3 years.

        Interest that accrues during a deferment is paid by the Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

        The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

        The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

        Loan Limits.     PLUS and SLS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

        The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

        Interest.     The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

        For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

  •
  the applicable maximum borrower rate

        and

  •
  the sum of:

  •
  the 1-year Index or the bond equivalent rate of 91-day or 52-week Treasury bills, as applicable,

          and

    •
    the applicable interest rate margin.

        Under current law, PLUS Loans will return to a fixed annual interest rate of 7.9% on July 1, 2006.

        Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	7.9%	7.9%	N/A

        A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

  •
  the borrower rate is set at the maximum borrower rate; and

  •
  the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

        Repayment; Deferments.     Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act.

Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

        The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford and PLUS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, the borrower has multiple holders of his outstanding student loans, or his holder does not make Consolidation Loans. Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

        Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

        To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan.

        Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

        The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

        Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

        No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

        A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guarantee Agencies under the FFELP

        Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest.

        The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993-September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

        After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

        To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the regulations issued under the Higher Education Act. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

         A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

        FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the "wage earner" provisions of the Bankruptcy

Code or files a petition for discharge on the grounds of undue hardship, the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

         Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

         If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

        The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

        In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee	23% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

        The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

Department of Education Oversight

        The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

APPENDIX B

SIGNATURE STUDENT LOAN® PROGRAM

        The Signature Student Loan® Program furnishes private supplemental funding for undergraduate, graduate, and health professional students. Since the inception of the program, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed all application and origination functions for this loan program on behalf of the originating lenders.

        Eligibility Requirements.     The eligibility requirements for Signature Student Loans are as follows:

  •
  Be enrolled or admitted at least half-time at a college or university eligible for the Signature Student Loan.

          Note: An eligible school for the Signature Student Loan Program is a 4- or 5-year college or university that also is eligible under the Federal Family Education Loan Program, also known as FFELP. Trade schools and 2-year schools generally are not eligible for the Signature Student Loan. In addition, students in certificate programs are not eligible for this loan program unless the student has already obtained a Bachelor's Degree and is furthering his or her education through a certificate program.

  •
  Be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

  •
  Have all outstanding student loans in good standing (i.e., not in default).

  •
  Meet established credit requirements.

  •
  Be 18 years or older or apply with a creditworthy co-borrower with the following exceptions:

  •
  Nebraska residents must be 19 years old.

  •
  Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.

        Interest.     The interest rate for a Signature Student Loan depends on the date of disbursement and period of enrollment. The borrower's interest rate on a Signature Student Loan is variable and currently ranges from T-Bill plus 3.10% to T-Bill plus 3.50% and from Prime Rate minus .50% to Prime Rate plus 5.00%. For loans first disbursed before June 1, 2004, the borrower's interest rate resets quarterly on the first day of each January, April, July and October. For loans first disbursed on or after June 1, 2004, the borrower's interest rate resets monthly on the first day of each month. The margin may be based on whether there is

Signature Student Loan® is a registered trademark of SLM Corporation.

a co-borrower and/or the borrower or co-borrower's credit history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower's credit history. If there is a co-borrower, the analysis is based on the co-borrower's credit history.

        The interest rate for Signature Student Loans disbursed before June 1, 2004 is equal to the lesser of:

  •
  The maximum borrower interest rate allowed by law,

          and

  •
  The sum of:

  •
  Either the previous calendar quarter's average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, "Credit Markets" section, in the table that quotes the result as the "bond equivalent" rate of the most recent auction,

  •
  Or The Prime Rate, as published in The Wall Street Journal, "Credit Markets" section, "Money Rates" table on the fifteenth day of the last month of the quarter prior to the reset date,

            and

    •
    The applicable interest rate margin,

          and

  •
  Rounded to the nearest one-eighth (0.125) of one percent.

        The interest rate for Signature Student Loans disbursed on or after June 1, 2004 is equal to the lesser of:

  •
  The maximum borrower interest rate allowed by law,

          and

  •
  The sum of:

  •
  The Prime Rate, as published in The Wall Street Journal, "Credit Markets" section, "Money Rates" table on the next to last business day of the month prior to the reset date,

            and

    •
    The applicable interest rate margin,

          and

  •
  Rounded to the nearest one-eighth (0.125) of one percent.

        Repayment.     Borrowers typically begin to repay principal on a Signature Student Loan after the applicable grace period, which is usually six months after graduation or when the borrower drops below half-time enrollment at an eligible school. For borrowers with an eligible health student deferment, repayment begins six months after the deferment ends. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

  •
  At commencement of repayment.

  •
  Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

  •
  Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

  •
  At the end of each hardship forbearance period.

        In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins. The Signature Student Loan Program requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented on the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Signature Student Loan Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months	)
$20,000-$40,000	20 years (240 months	)
Greater than $40,000	25 years (300 months	)

        Under the Signature Student Loan Program, borrowers may also choose a graduated repayment option. The Select StepSM Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term or up to four (4) years of interest-only payments followed by level payments for the remaining term. The borrower must meet certain eligibility requirements for this repayment option.

        Supplemental Insurance Fees.     Borrowers may be required to pay an insurance fee at disbursement and when the loan enters repayment. For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is added to the requested loan amount. For loans disbursed prior to the 1999/2000 Academic Year, the disbursement fee was 6%. For loans disbursed during or after the 1999/2000 Academic Year, the disbursement fee is based on the borrower's and/or co-borrower's credit and ranges from 0% to 6%. The repayment fee or some portion of the repayment fee may be added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. The repayment fee is based on the borrower's and/or the co-borrower's credit rating as well as loan losses on similarly situated loans. It currently ranges from 0% to 3%.

        Borrower Benefits.     Borrowers of Signature Loans may be eligible for the Rewards Program, Direct Repay Plan and the Co-Borrower Release Option, depending on when and where the borrower's loans were disbursed.

  •
  Rewards Program—borrowers will receive a 0.50% interest rate reduction after the forty-eighth (48th) on-time payment of principal and interest is received. Borrowers must continue to make on-time payments to retain the interest rate reduction. The Rewards Program benefit is not available for loans first disbursed on or after June 1, 2001.

  •
  Direct Repay Plan—for loans disbursed prior to June 1, 2002, borrowers will receive a 0.25% interest rate reduction for participating in auto-debit. The Direct Repay Plan benefit is not available for loans first disbursed on or after June 1, 2002.

  •
  Co-Borrower Release Option—borrowers may request the removal of the co-borrower if the first twenty-four (24) payments are made on time. The borrower will be reevaluated for credit and must qualify under the creditworthy status to obtain this benefit.

APPENDIX C

LAWLOANS® PROGRAM

        The LAWLOANS® Program furnishes private supplemental funding for law school students. Since late 1996, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed all application and origination functions for this loan program. The term "LAWLOAN" includes LAWLOAN Private LoansSM and LAWLOAN Bar Study Loans, unless otherwise indicated.

        Eligibility Requirements.     The eligibility requirements for LAWLOANS are as follows:

  •
  Be currently enrolled or admitted at least half-time at an American Bar Association accredited law school program.

  •
  Be a U.S. citizen or national or permanent resident without conditions and with proper evidence of eligibility; international students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower.

  •
  Have all outstanding student loans in good standing (i.e., not in default).

  •
  Meet established credit requirements.

  •
  For a LAWLOAN Bar Study Loan, the borrower also must be sitting for the bar exam no later than nine (9) months after graduation.

        Interest.     The interest rate for a LAWLOAN depends on the date of disbursement and the period of enrollment. The borrower's interest rate on a LAWLOAN is variable and ranges from T-Bill plus 3.25% to T-Bill plus 3.50% and Prime Rate minus .50% to Prime Rate plus 4.50%. For loans disbursed before June 1, 2004, the borrower's interest rate resets quarterly on the first day of each January, April, July and October. For loans disbursed on or after June 1, 2004, the borrower's interest rate resets monthly on the first day of each month. The interest rate margin on a LAWLOAN may be based on whether there is a co-borrower and/or the borrower or co-borrower's credit history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower's credit history. If there is a co-borrower, the analysis is based on the co-borrower's credit history.

        The interest rate for LAWLOANS disbursed before June 1, 2004 is equal to the lesser of:

  •
  The maximum borrower interest rate allowed by law,

          and

  •
  The sum of:

  •
  Either the previous calendar quarter's average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in

LAWLOANS® is a registered trademark of SLM Corporation.

The Wall Street Journal, "Credit Markets" section, in the table that quotes the result, as the "bond equivalent" rate of the most recent auction,

  •
  Or the Prime Rate, as published in The Wall Street Journal, "Credit Markets" section, "Money Rates" table on the fifteenth day of the last month of the quarter prior to the change date.

          and

  •
  The applicable interest rate margin,

          and

  •
  Rounded to the nearest one-eighth (0.125) of one percent.

        The interest rate for LAWLOANS disbursed on or after June 1, 2004 is equal to the lesser of:

  •
  The maximum borrower interest rate allowed by law

          and

  •
  The sum of:

  •
  The Prime Rate, as published in The Wall Street Journal, "Credit Markets" section, "Money Rates" table on the next to last business day of the month prior to the reset date,

            and

    •
    The applicable interest rate margin,

          and

  •
  Rounded to the nearest one-eighth (0.125) of one percent.

        Repayment.     Borrowers typically begin to repay principal on a LAWLOAN after the applicable grace period, which is usually nine months after graduation or when the borrower drops below half-time enrollment at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment and economic hardship. Interest will capitalize:

  •
  At commencement of repayment.

  •
  Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

  •
  At the end of each hardship forbearance period.

        In general, each loan must be scheduled for full repayment over a period of not more than 25 years after repayment begins. The LAWLOANS Program requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented on the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total LAWLOANS Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months	)
$20,000-$40,000	20 years (240 months	)
Greater than $40,000	25 years (300 months	)

        Under the LAWLOANS Program, borrowers may also choose a graduated repayment option. The Select StepSM Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term or up to four (4) years of interest-only payments followed by level payments for the remaining term. The borrower must meet certain eligibility requirements for this repayment option.

        Supplemental Insurance Fees.     Borrowers may be required to pay an insurance fee at disbursement and when the loan enters repayment. For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee is based on the borrower and/or co-borrower's credit tier and currently ranges from 0% to 11.5%. The repayment fee or some portion of the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. The repayment fee is based on the borrower's or the co-borrower's credit rating as well as loan losses on similarly situated loans. It currently ranges from 0% to 9%.

        Borrower Benefits.     Borrowers of LAWLOANS may be eligible for the LAWLOANS Rewards Program, Direct Repay Plan and the Co-Borrower Release Option, depending on when and where the borrower's loans were disbursed.

  •
  LAWLOANS Rewards Program—for loans disbursed between May 1, 1995 and May 31, 2002, borrowers will receive a 0.50% interest rate reduction after the forty-eighth (48th) on-time payment of principal and interest is received. Borrowers must continue to make on-time payments to retain the interest rate reduction. For loans disbursed on or after June 1, 2002, the LAWLOANS Rewards Program benefit is only available for certain loans.

  •
  Direct Repay Plan—for loans disbursed prior to June 1, 2002, borrowers will receive a 0.25% interest rate reduction for participating in auto-debit. For loans disbursed on or after June 1, 2002, the Direct Repay Plan benefit is only available for certain loans.

  •
  Co-Borrower Release Option—borrowers may request the removal of the co-borrower if the first twenty-four (24) payments are made on time. The borrower will be reevaluated for credit and must qualify under the creditworthy status established for this benefit.

APPENDIX D

MBA LOANS® PROGRAM

        The MBA Loans® Program furnishes private supplemental funding for students enrolled in a graduate business program. Since 1996 for new, non-serial loans and, since 1999 for all loans, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for this loan program on behalf of the originating lenders.

        Eligibility Requirements.     The eligibility requirements for MBA Loans are as follows:

  •
  Be currently enrolled or admitted (including less than half-time students) in an approved graduate business program.

  •
  Be a U.S. citizen, national, or permanent resident without conditions and with proper evidence of eligibility; international students may apply with a creditworthy U.S. citizen or permanent resident co-borrower.

  •
  Meet established credit requirements.

        Interest.     For MBA Loans disbursed beginning with the 1988/1989 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills. During repayment, the borrower's rate is fixed and the index is the reported yield on 15-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

        For MBA Loans disbursed during the 1990/1991 Academic Year and the 1991/1992 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills. During repayment, the borrower's rate is fixed and the index is the reported yield on 10-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

        For MBA Loans disbursed beginning with the 1992/1993 Academic Year, the borrower received a variable rate during the in-school, grace, and repayment periods, with resets on January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills, the 10-year United States Treasury Bond or the 15-year United States Treasury Bond, as the case may be.

MBA Loans® is a registered trademark of SLM Corporation.

        For MBA Loans disbursed beginning with the 1996/1997 Academic Year and through the 1998/1999 Academic Year, the borrower received a variable rate during the in-school, grace and repayment periods, with resets on every January 1, April 1, July 1 and October 1. The index is the rate published weekly in The Wall Street Journal, "Credit Markets" section in the table that quotes the results as the "coupon equivalent" rate of the most recent auction of the 13-week U.S. Treasury Bills.

        For MBA Loans disbursed beginning with the 1999/2000 Academic Year and through the 2003/2004 Academic Year, the borrower received a variable rate during the in-school, grace and repayment period, with resets on January 1, April 1, July 1, and October 1. The index is the Prime Rate, as published in The Wall Street Journal, "Credit Markets" section, "Money Rates" table on the fifteenth day of the last month of the quarter prior to the reset date.

        For MBA Loans disbursed on or after June 1, 2004, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month. The index is the Prime Rate, as published in The Wall Street Journal, "Credit Markets" section, "Money Rates" table on the next to last business day of the month prior to the reset date.

        The interest rate margin for a MBA Loan may be based on whether the loan is in repayment and the borrower's credit history. Interest rates currently range from T-Bill plus 3.25% to T-Bill plus 4.50%, 10-year Treasury Bond plus 4.50%, 15-year Treasury Bond plus 4.625%, and Prime Rate minus 1.00% to Prime Rate plus 3.00%.

        The rate for MBA Loans is equal to the lesser of:

  •
  The maximum borrower interest rate allowed by law,

          and

  •
  The sum of the applicable index,

          and

  •
  The applicable interest rate margin,

          and

  •
  Rounded to the nearest one-eighth (0.125) of one percent.

        Repayment.     Borrowers typically begin to repay principal on a MBA Loan after the applicable grace period, which is usually six months after graduation or when the borrower drops below half-time enrollment at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment, internship/residency and economic hardship. Interest will capitalize:

  •
  At commencement of repayment.

  •
  Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

  •
  Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

  •
  At the end of each hardship forbearance period.

        In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins. The MBA Loans Program requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule for the MBA Loans Program is presented below. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

  •
  Prior to the 1996/1997 Academic Year, repayment terms were as follows:

  •
  Twelve (12) years (144 months).

  •
  Minimum monthly payment was $50.00 per loan program.

  •
  The maximum repayment excludes periods of in-school, grace, deferment and forbearance.

  •
  For the 1996/1997 Academic Year, repayment terms were as follows:

  •
  If the outstanding MBA Loan debt was $15,000 or less, the maximum repayment term was twelve (12) years (144 months).

  •
  If the total indebtedness exceeded $15,000, the maximum repayment term was fifteen (15) years (180 months).

  •
  Minimum monthly payment is $50.00 per loan program.

  •
  The maximum repayment excludes periods of in-school, grace, internship/residency, and forbearance.

  •
  For the 1997/1998 Academic Year to the present:

  •
  The initial repayment schedule will default to fifteen (15) years at the beginning of repayment. However, the repayment schedule may extend on a case-by-case basis to prevent default, depending on the total indebtedness as outlined below. The extended repayment option was implemented in the 2000/2001 Academic Year.

  •
  Repayment terms exclude periods of in-school, grace, deferment and forbearance.

  •
  The minimum monthly payment is $50.00 per loan program.

Total MBA Loan Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months	)
$20,000-$40,000	20 years (240 months	)
Greater than $40,000	25 years (300 months	)

        Under the MBA Loans Program, borrowers may also choose a graduated repayment option.

        For loans disbursed prior to the 1997/1998 Academic Year, the borrower may receive one of the alternative graduated repayment schedules set forth below in the Select StepSM Repayment Plan:

  •
  If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period allowed is twelve (12) years, the first year (12 months)

    will be interest-only payments followed by eleven (11) years (132 months) of principal and interest payments.

  •
  If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period is fifteen (15) years, the first year (12 months) will be interest-only payments followed by fourteen (14) years (168 months) of principal and interest payments.

        The Select StepSM Repayment Plan also offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term or up to four (4) years of interest-only payments followed by level payments for the remaining term. The borrower must meet eligibility requirements for this repayment option.

        Supplemental Insurance Fees.     Borrowers may be required to pay an insurance fee at disbursement and when their MBA Loan enters repayment.

        Disbursement fees currently range from 0% to 4.0%. The disbursement fee is generally added to the requested loan amount. The repayment fee, or some portion of that fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. Repayment fees currently range from 0% to 4%.

        Borrower Benefits.     Borrowers of MBA Loans may be eligible for the MBA Loans Rewards Program, Direct Repay Plan and the Co-Borrower Release Option depending on when and where the borrower's loans were disbursed.

  •
  MBA Loans Rewards Program—for loans disbursed prior to June 1, 2002, borrowers will receive a 0.50% interest rate reduction after the forty-eighth (48th) on-time payment of principal and interest is received. Borrowers must continue to make on-time payments to retain the interest rate reduction. For loans disbursed on or after June 1, 2002, this benefit is only available for certain loans.

  •
  Direct Repay Plan—for loans disbursed prior to June 1, 2002, borrowers will receive a 0.25% interest rate reduction for participating in auto-debit. For loans disbursed on or after June 1, 2002, this benefit is only available for certain loans.

  •
  Co-Borrower Release Option—borrowers may request the removal of the co-borrower if the first twenty-four (24) payments are made on time. The borrower will be reevaluated for credit and must qualify under the creditworthy status established for this benefit.

APPENDIX E

MEDLOANS® PROGRAM

        The MEDLOANS® Program furnishes private supplemental funding for osteopathic and allopathic medical students and can be used to cover education-related expenses. Since 2000, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for this loan program on behalf of the originating lenders. The term "MEDLOAN" includes MEDLOAN Alternative Loan Program (ALP) Loans and MEDEX Loan Program Loans, unless otherwise indicated. MEDEX Loans help students in their final year of medical school to cover the costs related to residency interviews and relocation.

        Eligibility Requirements.     The eligibility requirements for MEDLOANS are as follows:

  •
  Graduate student enrolled or admitted at least half-time at a medical school approved by the Association of American Medical Colleges (AAMC) (for allopathic medical students only).

        Interest.     The interest rate for MEDLOANS depends on the date of disbursement and the period of enrollment.

        The borrower's interest rate on MEDLOANS may be fixed or variable. Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment. As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1. The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date. As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1. The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date. As of June 1, 2004 for MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans, rate changes are monthly variable with resets on the first day of each month. The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date. Interest rates currently range from 91-day T-Bill plus 2.50% to 91-day T-Bill plus 3.50% and Prime Rate to Prime Rate plus 2.00%.

MEDLOANS® is a registered trademark of the Association of American Medical Colleges (AAMC).

        The rate for MEDLOANS is equal to the lesser of:

  •
  The interest rate cap as presented in the following chart.

	Interest Rate Cap
App Year
	Minimum	Maximum	Notes by Year Note
1986/1987 through 1988/1989	6.00%	20.00%	Rate will not change more than 10% during each year
1989/1990 and 1990/1991	6.00%	20.00%	Rate will not change more than 10% during each year
1991/1992 to present	N/A	N/A	The rate will not exceed the maximum allowed by law.

          and

  •
  The sum of:

Prior to 1992/1993	Variable (In-School and Grace)		Fixed (Repayment)
	• • •	Weekly variable. Changes each Wednesday. The index is the weekly auction of the 91-day T-Bill that occurs each Tuesday.	•	The most recent weekly average yield on United States Treasury securities adjusted to a constant maturity of 30 years published prior to the beginning of the repayment period.
As of 1992/1993	Variable (In-School, Grace, and Repayment)
	•	Quarterly variable.
	•	Changes January 1, April 1, July 1 and October 1.
	•	The index is the average of the weekly auctions of the 91-day T-Bill for the quarter preceding the change date.
As of 1999/2000	Variable (In-School, Grace, and Repayment)
	•	Quarterly variable.
	•	Changes January 1, April 1, July 1 and October 1.
	•	The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.
As of June 1, 2004 for	Variable (In-School, Grace, and Repayment)
MEDLOANS ALP loans, and as	•	Monthly variable.
of August 1, 2004 for MEDEX	•	Changes on the first business day of each month.
loans	•	The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.

          and

  •
  The applicable interest rate margin.

          and

  •
  Rounded to the nearest one-eighth (0.125) of one percent.

        Repayment.     Borrowers typically begin to repay a MEDLOAN within 45 days of the status end date. Borrowers receive a three-year (36 month) grace period for internship/residency upon graduation. When a borrower withdraws from school or drops below half-time, the borrower will receive a nine-month grace period. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.
1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.
1998/1999 to Present	Interest will capitalize at the beginning of repayment and at the end of any deferment or forbearance.

        In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MEDLOANS program requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

        Under the MEDLOANS Program, borrowers may choose a graduated repayment option. The Select StepSM Repayment Plan offers the borrower:

  •
  For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

  •
  For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

  •
  For all loans, the borrower has the choice of two (2) years of interest-only payments followed by level payments for the remaining term, or up to four (4) years of interest-only payments followed by level payments for the remaining term.

  •
  The borrower must meet certain eligibility requirements.

        Supplemental Fees.     Borrowers may be required to pay an insurance fee at disbursement of the loan and when their MEDLOAN enters repayment. For MEDLOANS disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee currently ranges from 0% to 8%. The repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee currently ranges from 0% to 6%.

        Borrower Benefits.     Borrowers of MEDLOANS may be eligible for the MEDLOANS Rewards Program and Direct Repay Plan depending on when and where the borrower's loans were disbursed.

        MEDLOANS Rewards Program:

        Application Year 1996/1997 through 1998/1999:

  •
  Borrowers will receive a 0.50% interest rate reduction after the forty-eighth (48th) on-time payment of principal and interest is received.

        Application Year 1999 to 2002/2003:

  •
  Borrowers will receive a 0.50% interest rate reduction if the borrower maintains a schedule of on-time payments.

  •
  This rate reduction is automatically granted at the beginning of repayment. If payment becomes delinquent, the borrower is no longer eligible to receive the rate reduction after the forty-eighth (48th) on-time payment of principal and interest is received.

        Application Year 2003/2004 to present:

  •
  For MEDLOANS ALP Loans, the borrower will receive a 0.50% interest rate reduction if the borrower maintains a schedule of on-time monthly payments.

  •
  For MEDEX Loans, the borrower will receive a 1% interest rate reduction if the borrower maintains a schedule of on-time monthly payments.

  •
  This rate reduction is automatically granted at the beginning of repayment. If payment becomes delinquent, the borrower is no longer eligible to receive the rate reduction.

        Direct Repay Plan:

  •
  For loans disbursed on or after July 1, 1995, borrowers participating in auto-debit will receive 0.25% interest rate reduction. This benefit is not available for MEDEX Loans first disbursed for Application Year 2004/2005.

APPENDIX F

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

        Except in some limited circumstances, the securities will be available only in book-entry form as "Global Securities." Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.

        Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the depositor's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC participants.     Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

        Trading between Clearstream, Luxembourg and/or Euroclear participants.     Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.     When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities.

        Securities.     After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.     Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

  •
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%) or U.S. backup withholding tax (currently at 28%), as appropriate on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

  •
  each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

  •
  that holder takes one of the following steps to obtain an exemption or reduced tax rate:

        1.     Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

        If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

        2.     Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

        3.     Exemption or reduced rate for non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

        4.     Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure.     The Global Security holder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.

        For these purposes, a U.S. person is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

        This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$1,701,647,000

SLM Private Credit Student Loan Trust 2005-B
Issuer

      $476,000,000 Floating Rate Class A-1 Student Loan-Backed Notes

      $593,000,000 Floating Rate Class A-2 Student Loan-Backed Notes

      $100,000,000 Floating Rate Class A-3 Student Loan-Backed Notes

      $400,109,000 Floating Rate Class A-4 Student Loan-Backed Notes

      $55,581,000 Floating Rate Class B Student Loan-Backed Notes

      $76,957,000 Floating Rate Class C Student Loan-Backed Notes

SLM Education Credit Funding LLC
Depositor

Sallie Mae, Inc.
Servicer and Administrator

PROSPECTUS SUPPLEMENT

Joint Book-Runners

Credit Suisse First Boston

Lehman Brothers

Merrill Lynch & Co.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

    Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note must deliver a prospectus supplement and a prospectus until January 18, 2006.

October 20, 2005